UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Celsion Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 CELSION CORPORATION

997 LENOX DRIVE, SUITE 100

LAWRENCEVILLE, NJ 08648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY MAY 16, 2017

To Our Stockholders:

Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Celsion Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 16, 2017 at The Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, NJ 08540 for the following purposes, all as more fully described in the accompanying Proxy Statement:

1)	To elect two Class I Directors, each to serve until the Annual Meeting of Stockholders in 2020 and until their respective successors are duly elected and qualified;

2)	To ratify the selection of Dixon Hughes Goodman LLP ("DHG") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

3)

To grant discretionary authority to the Board of Directors to amend the Certificate of Incorporation of the Company, as amended, to effect, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, a reverse stock split at an exchange ratio within the specified range;

4)	To consider and act upon an Amendment to the Celsion Corporation 2007 Stock Incentive Plan, as amended;

5)	To authorize the issuance of securities in a certain offering in accordance with NASDAQ Marketplace Rule 5635 as more fully described in Proposal 5; and

6)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The close of business on March 20, 2017 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on March 20, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Jeffrey W. Church
Jeffrey W. Church Corporate Secretary

April 4, 2017

Lawrenceville, NJ

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 6, 2017. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND VOTE IN PERSON

•	VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM

•	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE, OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 16, 2017. THE PROXY STATEMENT AND OUR 2016 ANNUAL REPORT TO SECURITY HOLDERS ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

CELSION CORPORATION

PROXY STATEMENT

TABLE OF CONTENTS

Page
Information Concerning Solicitation and Voting	1
Information About the Annual Meeting	1
Date, Time and Place of the Annual Meeting	1
Who May Attend the Annual Meeting	1
Who May Vote	1
How to Vote	1
Voting by Proxy	2
Quorum Requirement	2
Vote Requirements	3
Other Matters	3
Information about the Proxy Statement and the Solicitation of Proxies	3
Annual Report	4
Householding of Annual Meeting Materials	4
Beneficial Ownership of Common Stock	5
Section 16(a) Beneficial Ownership Reporting Compliance	7
Code of Ethics	7
Certain Relationships and Related Party Transactions	7
Proposal No. 1: Election of Directors	9
General	9
Directors, Executive Officers and Corporate Governance	10
Legal Proceedings	12
Board Leadership Structure and Role in Risk Oversight	12
Committees of the Board of Directors	13
Meetings of the Board and Its Committees	14
Director Nominations	14
Stockholder Communications	17
Board Attendance	17
Director Compensation	17
2016 Director Compensation Table	17
Compensation Committee Interlocks and Insider Participation	18
Stock Ownership Guidelines for Non-Employee and Executive Directors	19
Report of the Audit Committee	20
Executive Compensation	21
Compensation Discussion and Analysis	21
Compensation Committee Report on Executive Compensation	27
2016 Executive Summary Compensation Table	28
Narrative Disclosure to Summary Compensation Table	29
2016 Grants of Plan-Based Awards	31
2016 Outstanding Equity Awards at Year-End	32
Option Exercises and Stock Vested	33
Potential Payments Upon Termination or Change in Control	34
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm	35
Proposal No. 3: Grant of Discretionary Authority to the Board of Directors to Amend the Certificate of Incorporation of the Company, As Amended, to Effect, At Any Time On or Prior To The Date of the 2017 Annual Meeting of Stockholders, a Reverse Stock Split at an Exchange Ratio Within Specified Range	37
Proposal No. 4: Approval of Amendment to the Celsion Corporation 2007 Stock Option Plan	43
Proposal No. 5: Approval of the Issuance of More Than 20% of the Company’s Issued and Outstanding Common Stock in a Certain Offering	54
Stockholder Nominations and Proposals for the 2018 Annual Meeting of Stockholders	56
Where You Can Find Additional Information	56

CELSION CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Celsion Corporation, a Delaware corporation (sometimes referred to in this Proxy Statement as the "Company", "Celsion", "we" or "us"), for exercise in voting at the Company’s 2017 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2017 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first sending this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal year ended December 31, 2016 (our "2016 Annual Report on Form 10-K") to our stockholders on or about April 6, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Tuesday, May 16, 2017. The Proxy Statement and our 2016 Annual Report on Form 10-K are available at www.proxyvote.com or you may request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact on our environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s Annual Meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until such election is terminated by the stockholder.

Celsion Corporation is a fully-integrated oncology drug development company focused on developing a portfolio of innovative cancer treatments, including directed chemotherapies, DNA-mediated immunotherapy and RNA- based therapies. Our lead product candidate is ThermoDox®, a dosage form of doxorubicin based on a heat activated liposomal platform technology, currently in a Phase III clinical trial for the treatment of non-resectable hepatocellular carcinoma (the OPTIMA Study) and a Phase II clinical trial for the treatment of recurrent chest wall breast cancer (the EURO-DIGNITY Study). Our pipeline also includes GEN-1, a DNA based immunotherapy, currently in a Phase I clinical trial for the treatment for the localized treatment of ovarian cancer (the OVATION Study). GEN-1 is also in preclinical development for brain cancer. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, and our telephone number is (609) 896-9100.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our 2017 Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, May 16, 2017 at The Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, NJ 08540.

Who May Attend the Annual Meeting

Only stockholders who own our common stock, par value $0.01 per share , as of the close of business on March 20, 2017, 2017, the record date for the Annual Meeting (the "Record Date"), will be entitled to attend the Annual Meeting. At the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including the media, professional service providers and our employees.

Who May Vote

Each share of our common stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. Only stockholders who own common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of the Record Date, there were 55,366,492 shares of our common stock issued and outstanding.

How to Vote

If you were a holder of our common stock as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person.  HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling the number printed on the accompanying voting document.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a proxy and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including NASDAQ Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Proposals 2 and 3 involve matters we believe to be routine. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposals 2 and 3 and therefore no broker non-votes are expected in connection with Proposals 2 and 3. Proposals 1, 4 and 5 involve matters we consider non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposals 1, 4 and 5 and your shares will constitute broker non-votes. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●

Proposal No. 1. “FOR” (if authority to do so is not withheld) the election of the two nominees for the Class I Directors, each to serve until the earlier of the Company’s Annual Meeting of Stockholders in 2020 and his successor is duly elected and qualified;

●	Proposal No. 2. “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP ("DHG") as our independent registered public accounting firm for the year ending December 31, 2017;

●

Proposal No. 3. “FOR” for the grant of discretionary authority to the Board of Directors to amend the Certificate of Incorporation of the Company, as amended, to effect, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, a reverse stock split at an exchange ratio within the specified range;

●	Proposal No. 4. “FOR” the approval of an Amendment to the Celsion Corporation 2007 Stock Incentive Plan;

●	Proposal No. 5. “FOR” the approval of the issuance of securities in a certain offering in accordance with NASDAQ Marketplace Rule 5635 as more particularly described in Proposal 5; and

●

Other Business. In the discretion of your proxy holder (one of the individuals named on your proxy card), on any other matter properly presented at the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting Requirements

Proposal No. 1. The election of the Class I Directors at the Annual Meeting will be by a plurality of the votes cast. This means that the two director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of our common stock in the election of the Class I Directors, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote "FOR" the nominees for election as a director or may "WITHHOLD" authority for the nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominees for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees. Broker non-votes will have no effect on the election of the nominee.

Proposal No. 2. Stockholders may vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 2 regarding the ratification of the selection of Dixon Hughes Goodman LLP ("DHG") as the Company's independent registered public accounting firm for the year ending December 31, 2017. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of DHG.  Abstentions will have the same effect as a vote against Proposal No. 2.

Proposal No. 3. Stockholders may vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 3 regarding the grant of discretionary authority to the Board of Directors to amend the Certificate of Incorporation of the Company, as amended, to effect, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, a reverse stock split at an exchange ratio within the specified range. The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date entitled to vote on the proposal will be required to grant such discretionary authority to the Board of Directors. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 3.

Proposal No. 4. Stockholders may also vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 4, to approve an Amendment to the Celsion Corporation 2007 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the Amendment. Abstentions will have the same effect as a vote against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

Proposal No. 5. Stockholders may also vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 5, to authorize the issuance of securities in a certain offering in accordance with NASDAQ Marketplace Rule 5635 as more particularly described in Proposal 5. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the issuance of securities in accordance with NASDAQ Marketplace Rule 5635 as more particularly described in Proposal 5. Abstentions will have the same effect as a vote against Proposal 5. Broker non-votes will have no effect on Proposal No. 5.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and the Company's 2016 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

We have engaged Morrow & Co., LLC, 470 West Ave. Stamford Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $7,500 plus reasonable out-of-pocket expenses.

The solicitation of proxies may be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefor.

Annual Report

Our 2016 Annual Report on Form 10-K is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Celsion, including audited financial statements for our fiscal year ended December 31, 2016. A copy of our 2016 Annual Report on Form 10-K, as filed with the SEC, but excluding exhibits, is available on our website and additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2016 Annual Report on Form 10-K may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Attention: Corporate Secretary

(609) 896-9100

If you would like to receive separate copies of the Company's 2016 Annual Report on Form 10-K and the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 31, 2017 by:

●	each person or group known by us to own beneficially more than five percent of the outstanding common stock;

●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading "Executive Compensation"; and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days.  Shares of common stock subject to options and warrants that are currently exercisable or that become exercisable within 60 days of March 31, 2017 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER*	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING (2)
Sabby Healthcare Master Fund, Ltd. (3)	5,541,102	9.9%
Anson Investments Master Fund LP (4)	4,708,696	8.5%
Augustine Chow (5)	139.999	**
Robert W. Hooper (6)	136,865	**
Alberto Martinez (7)	278,857	**
Frederick J. Fritz (8)	143,646	**
Donald P. Braun (9)	18,333	**
Andreas Voss (10)	18,333	**
Michael H. Tardugno (11)	780,799	1.4%
Jeffrey W. Church (12)	280,104	**
Nicholas Borys (13)	251,700	**
Khursheed Anwer (14)	81,667	**
Directors and Executive Officers as a group (10 persons)(15)	2,130,303	3.8%

*	The address of each of the individuals named is c/o Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on 55,466,492 shares of common stock outstanding as of March 31, 2017.

(3)

Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each selling stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address of the principal business office of each of Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Neither Sabby Healthcare Master Fund, Ltd. nor Sabby Volatility Warrant Master Fund, Ltd. is a registered broker-dealer or an affiliate of a registered broker-dealer. The number of common shares beneficially owned excludes certain shares of common stock issuable upon conversion of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock.

(4)

M5V Advisors Inc (“M5V”) and Frigate Ventures LP (“Frigate”), the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of our common stock held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave, George Town, Grand Cayman. Anson is not a registered broker-dealer or an affiliate of a registered broker-dealer. The number of common shares beneficially owned excludes certain shares of common stock issuable upon conversion of common stock purchase warrants. The terms of these warrants include blocker provisions that restrict exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, on 61 days prior notice to us, to increase or decrease this beneficial ownership limitation not to exceed 9.99% of shares of our common stock.

(5)	Includes 119,784 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

(6)	Includes 107,866 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

(7)	Includes 98,776 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 31, 2017.

(8)	Includes 96,776 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

(9)	Includes 13,333 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 31, 2017.

(10)	Includes 13,333 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 31, 2017.

(11)	Includes 637,778 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

(12)	Includes 247,876 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

(13)	Includes 231,774 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 31, 2017.

(14)	Includes 76,667 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 31, 2017.

(15)	Includes 1,643,963 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports with the SEC regarding ownership and changes in ownership of such equity securities.  Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms furnished to us with respect to our fiscal year ended December 31, 2016, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2016, all applicable Section 16(a) filing requirements were timely met.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to its directors, officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions, and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics is available on the Company's website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company's Corporate Secretary, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.  In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company's website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Code of Ethics requires all of the Company’s directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of the Company’s directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of a supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing.

Transactions with Investors Having Beneficial Ownership Greater Than 5%

June 2016 Offering

On June 13, 2016, the Company entered into a securities purchase agreement (the June 2016 Offering) with Sabby Healthcare Master Fund, Ltd. (“Sabby Healthcare”) and Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility,” and together with Sabby Healthcare, “Sabby”), which beneficially own greater than 5% of the outstanding shares of our common stock. Pursuant to the June 2016 Offering, the Company issued and sold to Sabby, in a registered direct offering in the June 2016 Offering, an aggregate of 2,311,764 shares of common stock and Pre-funded Series B Warrants to purchase 2,100,000 shares of common stock for an aggregate purchase price of approximately $6.0 million (before the deduction of the placement agent fee and offering expenses in the June 2016 Offering). In a concurrent private placement in the June 2016 Offering, the Company issued to Sabby warrants to purchase up to 8,823,528 shares of common stock with an exercise price of $1.40 per share. As of March 31, 2017, all of the Pre-funded Series B Warrants were fully exercised by Sabby.

December 2016 Offering

On December 23, 2016, the Company entered into a securities purchase agreement (the December 2016 Offering) with certain institutional investors, pursuant to which the Company sold, in a registered direct offering, an aggregate of 5,142,843 shares of common stock at $0.35 per share for an aggregate purchase price of approximately $1.8 million (before the deduction of the placement agent fee and offering expenses in the December 2016 Offering). In a concurrent private placement, the Company issued to the same investors warrants to purchase up to 5,142,843 shares of common stock. The warrants issued in the December 2016 Offering have an exercise price of $0.46 per share.

In the December 2016 Offering, the Company issued to Sabby an aggregate of 2,285,700 shares of common stock. In the concurrent private placement disclosed above, the Company issued to Sabby warrants to purchase up to 2,285,700 shares of common stock. Also pursuant to the December 2016 Offering, the Company issued to Anson Investments Master Fund LP (“Anson”), an aggregate of 1,428,572 shares of common stock. In the concurrent private placement disclosed above, the Company issued to Anson warrants to purchase up to 1,428,572 shares of common stock.

February 2017 Public Offering

On February 14, 2017, the Company entered into a securities purchase agreement whereby it sold, in a public offering (the February 2017 Public Offering), an aggregate of 19,385,869 shares of common stock of the Company at an offering price of $0.23 per share. In addition, the Company sold Series AA Warrants (the “Series AA Warrants”) to purchase up to 16,489,402 shares of common stock and Pre-Funded Series BB Warrants (the “Pre-Funded Series BB Warrants”) to purchase up to 2,600,000 shares of common stock. The Series AA Warrants have an exercise price of $0.23 per share. The Pre-Funded Series BB Warrants have an exercise price of $0.01 per share of common stock. The Company received approximately $5.0 million in gross proceeds (before the deduction of the placement agent fee and offering expenses in the February 2017 Public Offering) in the February 2017 Public Offering.

Pursuant to the February 2017 Public Offering, the Company issued to Sabby an aggregate of 3,400,000 shares of common stock and Series AA Warrants to purchase up to 4,500,000 shares of common stock and Pre-Funded Series BB Warrants to purchase up to 2,600,000 shares of common stock. As of March 31, 2017, Sabby has fully exercised all of its Pre-Funded Series BB Warrants. Also pursuant to the February 2017 Public Offering, the Company issued to Anson 2,173,913 shares of common stock and Series AA Warrants to purchase up to 1,630,435 shares of common stock.

PROPOSAL NO. 1:

 ELECTION OF DIRECTORS

GENERAL

The Company's Certificate of Incorporation provides that the number of directors that constitutes the Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the "Bylaws"). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is the Company's practice to have such classes as even in size as possible. The Company's Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at seven. Currently, no Board seats remain vacant and the Company’s Board of Directors consists of seven directors, six of which are independent under applicable SEC and NASDAQ rules.

The Board of Directors have nominated Dr. Augustine Chow and Mr. Frederick J. Fritz to stand for re-election to the Board of Directors as Class I Directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2020 or with the election and qualification of their respective successors. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote "FOR" the election of Dr. Chow and Mr. Fritz unless otherwise instructed. If you do not wish your shares to be voted for Dr. Chow and Mr. Fritz, you must so indicate by marking the "WITHHOLD" authority box on the Proxy Card next to Dr. Chow and Mr. Fritz in which event your shares will not be voted for Dr. Chow and Mr. Fritz. In the event that Dr. Chow and Mr. Fritz become unavailable for election as a result of an unexpected occurrence, the designated proxies will vote in their discretion for a substitute nominee, or the Board may reduce the number of directors serving on the Board.

Class I Director Nominees (If elected, term would expire in 2020)

Dr. Augustine Chow.   Dr. Augustine Chow was appointed to the Board of Directors in March 2007. Dr. Chow has served as the Chief Executive Officer of Harmony Asset Limited since 1996, an investment company listed on the Hong Kong Stock Exchange and specializing in investments in China and Hong Kong.  Dr. Chow has served as Executive Director of Kaisun Energy Group Ltd. since 2008 and also serves as a director of Medifocus Inc.  From 1990 to 1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong.  Prior to this, Dr. Chow held a senior position with Brunswick Corporation and Outboard Marine Corporation and was responsible for all business activities in South East Asia and China.  Dr. Chow’s qualifications include a number of Bachelors, Masters and Doctoral degrees.  Among them include a MSc from London Business School, a Ph.D. from the University of South Australia, and an Engineering Doctorate and Ph.D. in Biology from City University of Hong Kong.

Mr. Frederick J. Fritz. Mr. Fritz was appointed to the Board of Directors in July 2011.  Mr. Fritz has served as CEO & Founder of NeuroDx, a development stage diagnostic device company focused on the neurosurgery market, since 2006. Mr. Fritz joined NeuroDx from Valeo Medical, a biotech company he founded in 2003 to develop the world's first non-invasive diagnostic test for endometriosis. Prior to that, Mr. Fritz was President and CEO of Songbird Hearing, a medical device company spun out of Sarnoff Corporation. Mr. Fritz began his career in marketing management and new product development. He joined Schering Plough's Wesley Jessen in 1985 as VP Marketing and Sales in 1986. He was promoted to general manager of Schering's Over the Counter pharmaceutical business in 1988 and of the podiatric products business in 1990. He was President of Coleman North America from 1995to 1997.  Mr. Fritz holds a Bachelor’s degree in engineering (summa cum laude) from University of Illinois and an MBA degree from Harvard University.

The Board of Directors concluded that each of Dr. Chow and Mr. Fritz has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, each of their respective leadership attributes and management experience; management experience in the pharmaceutical industry; and professional and educational background.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding the Company's current directors, as well as the Company's non-director executive officers.

NAME	AGE	POSITION(S)	CLASS

Michael H. Tardugno	66	Chairman, President and Chief Executive Officer	III
Robert W. Hooper	70	Director	II
Alberto R. Martinez, M.D.	67	Director	II
Augustine Chow, Ph.D.	64	Director	I
Frederick J. Fritz	66	Director	I
Donald P. Braun, Ph.D.	67	Director	III
Andreas Voss, M.D.	58	Director	III
Khursheed Anwer, Ph.D. MBA	57	Executive Vice President and Chief Scientific Officer
Nicholas Borys, M.D.	57	Senior Vice President and Chief Medical Officer
Jeffrey W. Church	60	Senior Vice President and Chief Financial Officer

Continuing Class II Director Nominees (Term Expires in 2018)

Mr. Robert W. Hooper.   Mr. Hooper has served as a member of the Board of Directors since July 2010.  From 2000 to present, Mr. Hooper has served as President of Crow’s Nest Ventures, Inc. a privately held company, which provides advisory and consulting services to the healthcare industry.  From 1997 to 2001, Mr. Hooper served as President North America for IMS Health Incorporated, a healthcare information and market research company listed on The New York Stock Exchange.  From 1993 to 1997, he served as President of Abbott Laboratories Canada.  From 1989 to 1993, he served as Managing Director, Australia/Asia for Abbott Laboratories.  Prior to that, he held increasingly senior positions at E.R. Squibb and Sterling Winthrop Labs.  Mr. Hooper holds a B.A degree in Biology from Wilkes University.

Dr. Alberto R. Martinez.   Dr. Martinez has served as a member of the Board of Directors since December 2010.  Since 2008, Dr. Martinez has been a consultant to the healthcare industry. From 2007 to 2008, Dr. Martinez served as the President and Chief Operating Officer of Talecris Biotherapeutics, Inc., a publicly traded life science company.   Prior to that, Dr. Martinez served as Talecris’ President and Chief Executive Officer from October 2005 until June 2007. Prior to that, he held increasingly senior positions as Executive Vice President of Worldwide Commercial Operations at ZLB Behring (subsequently renamed CSL Behring). Prior to ZLB Behring, Dr. Martinez served in various international positions at Sandoz Pharmaceuticals (currently the generic pharmaceuticals division of Novartis) in Brazil, Switzerland, Spain and the U.S. for eighteen years. Dr. Martinez completed his undergraduate and graduate studies at the University of Sao Paulo and received his medical degree from the University of Sao Paulo in 1973. After completing his residency in Pediatrics in 1975, he studied Business and Marketing Administration at the Fundacao Getulio Vargas in Sao Paulo, Brazil.

Class III Directors (Term expires in 2019)

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. In October of 2014, Mr. Tardugno was appointed by the Board of Directors as the Chairman. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President, General Manager and COO of Mylan Technologies, Inc., a subsidiary of Mylan Inc. From 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation.  From 1996 to 1998, he was Senior Vice President of Technical Operations worldwide for a division of Bristol-Myers Squibb, and from 1977 to 1995, he held increasingly senior executive positions including Senior Vice-President of World-wide Technology Development with Bausch & Lomb and Abbott Laboratories.  Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School Program for Management Development.

Dr. Donald P. Braun. Dr. Braun has served as a director of the Company since December 2015. Dr. Braun brings over 30 years of research expertise in oncology, with a focus on immunotherapy and the effectiveness and impact of chemotherapy protocols on various cancers and tumor types, and served from 2006 to 2014 as Vice President Clinical Research and since 2014 as Vice President Translational Research and Chief Science Officer at the Cancer Treatment Centers of America. Prior to his current role, he was the Scientific Director of the Cancer Center and Professor of Medicine and Immunology at Rush Medical College in Chicago from 1978 to 1999, and the Administrative Director of the Cancer Institute and a Professor of Surgery with tenure at the Medical College of Ohio from 1999 to 2006, Dr. Braun has been appointed to and served on more than a dozen federal government and public advisory committees on oncology and immunology. He received his Ph.D. in Immunology and Microbiology from the University of Illinois at the Medical Center in Chicago.

Dr. Andreas Voss. Dr. Voss has served as a director of the Company since December 2015. Dr. Voss currently serves as Vice President of Clinical Affairs in Europe at Caris Life Sciences, a biotechnology company focused on implementing personalized medicine in oncology through its liquid biopsy technology. Prior to joining Caris in 2010, he was responsible for the global clinical development of Avastin® and a member of the Corporate Drug Safety Board at F. Hoffmann-La Roche from 2006 to 2010. Before joining Roche in 2006, he was Medical Director for the Lung Cancer Disease Area at AstraZeneca, and from 2000 to 2003, he was the Medical Director for Anti-infectives and Oncology at Bayer GmbH. From 1996 to 2000, Dr. Voss was Head of Medical Research, Oncology at Asta Medica AG. Dr. Voss received his M.D. from the University of Hamburg Medical School and was a postdoctoral fellow at the University of California at San Diego. He is board certified in internal medicine.

The Board of Directors concluded that all of the continuing directors have the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and experience

●	Management experience in the pharmaceutical industry and/or business experience in countries in which the Company is conducting its clinical trials; and

●	Professional and educational background.

Executive Officers

Following are the biographical summaries for each of the Company's executive officers. Each executive officer is elected by, and serves at the pleasure of, the Board of Directors.

Mr. Michael H. Tardugno.   Mr. Tardugno’s biographical information appears above under the heading “Continuing Class III Directors.”

Khursheed Anwer, Ph.D., M.B.A. Dr. Anwer joined Celsion in June 2014 as Executive Vice President and Chief Scientific Officer, in connection with the Company’s acquisition of all the assets of EGWU, Inc. (formerly known as Egen, Inc.), an Alabama corporation (“EGEN”). Before joining Celsion, Dr. Anwer served as EGEN’s President and Chief Scientific Officer, a position he held since 2009. He joined EGEN in July 2002 as Vice President of Research and Development, and directed the company’s clinical and research and development functions. Before joining EGEN, Inc., Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From 1993 to 1999, he served in several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. He has authored more than 40 publications in the area of non-viral gene therapy, resulting from his active career in research and development. Dr. Anwer holds a Ph.D. in Physiology/Pharmacology from Ohio University and received post-doctoral training from the University of Texas Health Science Center at Houston.

Nicholas Borys, M.D.   Dr. Borys joined Celsion in October  2007 as Vice President and Chief Medical Officer of the Company and was promoted to Senior Vice President in June 2014. In this position, Dr. Borys manages the clinical development and regulatory programs for Celsion. Dr. Borys has over 20 years of experience in all phases of pharmaceutical development with a focus on oncology.  Immediately prior to joining Celsion, Dr. Borys served as Chief Medical Officer of Molecular Insight Pharmaceuticals, Inc., a molecular imaging and nuclear oncology pharmaceutical company, from 2004 until 2007. From 2002 until 2004, he served as the Vice President and Chief Medical Officer of Taiho Pharma USA, a Japanese start-up oncology therapeutics company. Prior to that he held increasingly senior positions at Cytogen Corporation, Anthra Pharmaceuticals, Inc., Amersham Healthcare, Inc. and Hoffmann La-Roche Inc. Dr. Borys obtained his premedical degree from Rutgers University and holds an M.D. degree from American University of the Caribbean.

Mr. Jeffrey W. Church.   Mr. Church joined Celsion in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary.  Mr. Church was appointed as Senior Vice President, Corporate Strategy and Investor Relations in July 2011.   In July 2013, Mr. Church was reappointed as Senior Vice President and Chief Financial Officer. Immediately prior to joining Celsion, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010.  From 2006 until 2007, he served as Vice President, CFO and Corporate Secretary for Novavax, Inc., a vaccine development company listed on The NASDAQ Global Select Market.  From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a biotechnology company listed on The NASDAQ Capital Market. Prior to that, he held senior financial positions at BioSpherics Corporation and Meridian Medical Technologies, both publicly traded companies. He started his career with Price Waterhouse from 1979 until 1986.  Mr. Church holds a B.S. degree in accounting from the University of Maryland and is a Certified Public Accountant.

LEGAL PROCEEDINGS

None of the Company's directors or officers has been a part of any legal proceeding within the last 10 years that is subject to disclosure under Item 401(f) of Regulation S-K.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership

Our Board of Directors believes that it is important to select its Chairman of the Board and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The members of the Board of Directors possess considerable business experience and in-depth knowledge of the issues the Company faces and are therefore in the best position to evaluate the needs of the Company and how best to organize and adopt the Company’s leadership structure to meet those needs. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or by two different individuals, and the Chairman may be a Company insider or an independent director. Mr. Tardugno serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Currently all the other directors of the Board of Directors are independent under applicable SEC and NASDAQ rules. The Company does not have a lead independent director which the Board of Directors has concluded is the most effective leadership structure for the Company at this time. Further, the Board of Directors believes that the Company and its stockholders have been well served by the current leadership structure due to Mr. Tardugno's experience and in-depth knowledge of the Company and the industry.

Board Oversight of Risk

The Board of Directors is responsible for oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee the most critical risks relating to our business and operations, allocate responsibilities for the oversight of risks among the full Board of Directors and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Overseeing risk is an ongoing process, and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board of Directors considers risk throughout the year and with respect to specific proposed actions. The Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its business objectives.

While the Board of Directors oversees risk, management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board of Directors. Management communicates routinely with the Board of Directors, Board Committees (as defined below) and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board of Directors implements its risk oversight function both as a whole and through delegation to various committees (the “Board Committees”). These committees meet regularly and report back to the full Board of Directors. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Compensation Committee is responsible for the design and oversight of the Company’s compensation programs. Based on a review of our company-wide compensation programs, including the compensation programs for our executive officers, the Compensation Committee has concluded that these programs do not create risks that are likely to have a material adverse effect on the Company. The Nominating and Governance Committee periodically reviews the Company’s corporate governance practices, including the risks that those practices are intended to address. It also periodically reviews the composition of the Board of Directors to help ensure that a diversity of skills and experiences is represented by the members of the Board of Directors taking into account the stage of growth of the Company and its strategic direction. The Science and Technology Committee assists the Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks, and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to the long-term success of Celsion.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors presently maintains separately designated Audit, Compensation, Nominating and Governance, and Science and Technology Committees.

Good Governance Practices

Our Board of Directors has a commitment to strong and sustainable corporate governance. As such, we continuously review our practices to ensure effective collaboration of management and the Board of Directors. Highlights of the Board of Directors' best practices are:

●	Six of the seven Board directors, including two director nominees, are independent;

●	The Board of Directors has adopted and published committee charters (charters are available at www.celsion.com);

●	The Board of Directors conducts an annual self-evaluation and a review of Board Independence;

●	The Board Committees conduct annual self-evaluations that are reviewed by the Nominating and Governance Committee and the Board of Directors;

●	New directors participate in an orientation program and receive a current state briefing before their first Board Meeting;

●	We have stock ownership and stock retention guidelines for our directors;

●	We have policies and practices to specifically align executive compensation with long-term stockholder interests;

●	We have a policy prohibiting hedging and pledging for our officers and directors;

●	An executive compensation clawback policy was adopted by the Board of Directors in 2014;

●	The Board of Directors reviews management talent and succession annually with the CEO; and

●	There is no automatic enhancement of executive incentive compensation upon a change-in-control.

Audit Committee

The Audit Committee consists of Mr. Frederick J. Fritz, (Chairman), Dr. Augustine Chow and Dr. Alberto R. Martinez. The Audit Committee operates under a written charter as amended and restated effective May 4, 2007. A copy of the charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com . Additional copies of the charter are available upon written request to the Company. All members of the Audit Committee meet the independence standards established by the SEC and NASDAQ.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2016 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S.

The Board of Directors has determined that Mr. Fritz is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Drs. Chow and Martinez meet the financial literacy requirements under applicable NASDAQ rules.

Compensation Committee

The Compensation Committee is responsible for establishing and administering the compensation policies applicable to the Company's directors, officers and key personnel, for recommending compensation arrangements to the Board of Directors and for evaluating the performance of senior management. The Compensation Committee operates under a written charter effective as of December 24, 2003. A copy of the charter, as may be amended from time to time, is available on our web site, located at www.celsion.com. Additional copies of the charter are available upon written request to the Company.  The Compensation Committee does not delegate the authority to approve compensation policies and actions affecting the Company's named executive officers or directors. The Compensation Committee applies discretion in determining compensation for the Company's executives. The Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. The Chairman, President and Chief Executive Officer assists the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by the Company's competitors, to the extent such information is publicly available. Members of the Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of the Chairman, President and Chief Executive Officer is determined by the Compensation Committee based on the Compensation Committee's evaluation of his performance and with reference to such external or competitive data as they consider necessary.  The compensation of the other named executive officers is determined by the Compensation Committee based on its evaluation of their individual performance and the recommendations of the Chairman, President and Chief Executive Officer.

Mr. Hooper (Chairman) and Drs. Chow and Martinez currently comprise the Compensation Committee. All members of the Compensation Committee are independent under the applicable NASDAQ rules.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that the Board of Directors is properly constituted to meet its corporate governance obligations. The Nominating and Governance Committee operates under a written charter effective as of December 24, 2003 and amended on February 27, 2006. A copy of the charter, as may be amended from time to time, is available on our web site, located at www.celsion.com .  The current members of the Nominating and Governance Committee are Mr. Fritz and Dr. Martinez, each of whom is deemed to be independent under applicable NASDAQ rules.

Science and Technology Committee

The primary purpose of the Science and Technology Committee is to assist the Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks, and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to the long-term success of Celsion. The Science and Technology Committee's responsibilities includes reviewing technologies and technology programs of significance to the Company, with special focus on major external initiatives, observing the evolution of science and medicine outside the Company, participating in the development of metrics to assess the state of Celsion science and technology in subject areas including, but not limited to, patent estate, freedom to operate, productivity, capability and external benchmarks, providing guidance for the Company's external science and technology alliances, and providing guidance on the direction of the Company's science and technology activities, as appropriate. The current members of the Science and Technology Committee are Dr. Voss and Dr. Braun, each of whom is deemed to be independent under applicable SEC and NASDAQ rules.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During the year ended December 31, 2016, there were a total of four regular meetings of the Board of Directors.  All of our directors attended all of the meetings of the Board of Directors and the committees on which they served that were held during the period for which they were a director or committee member, respectively.  During the year ended December 31, 2016, the Audit Committee met four times and the Compensation Committee and the Nominating and Governance Committee each met once. The Science and Technology Committee is newly formed in 2016 and met one time during 2016.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

The role of the Nominating and Governance Committee is to act on behalf of the Board of Directors to ensure that the Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, the Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. The Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of the Board of Directors and its committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that the Company and the Board of Directors operate in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to the Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee's performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to the Board any improvements or amendments that the Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of the Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of the Board of Directors and further the interests of the Company, bearing in mind the composition of the Board of Directors and the current state of the Company and the biotechnical/biopharmaceutical industry generally. In particular, the Nominating and Governance Committee believes it is important for one or more members of the Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. The Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, have such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution.  Among candidates who meet the foregoing criteria, the Nominating and Governance Committee also considers the Company's current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

The Nominating and Governance Committee, encouraging diversity, endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Governance Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, the Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Governance Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of the Board of Directors.

Director Independence

In accordance with the rules of the SEC and NASDAQ, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an "audit committee financial expert" under those rules.

The Board of Directors has determined that Mr. Fritz (chairman of our Audit Committee) is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Mr. Fritz and Drs. Chow and Martinez meet the financial literacy requirements under applicable SEC and NASDAQ rules. The Board of Directors has also determined that of the seven currently serving directors, six directors (Drs. Augustine Chow, Alberto R. Martinez, Donald P. Braun, Andreas Voss and Messrs. Robert W. Hooper and Frederick J. Fritz) are independent under applicable SEC and NASDAQ rules. In considering the independence of the non-employee Directors nominated for election, each of Dr. Augustine Chow and Mr. Frederick J. Fritz has no relationship with the Company other than as a Director and are independent.

Nominating and Governance Committee Process

In selecting candidates for the Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. Under its charter, the Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, the Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company's affairs and enhancing the Board of Directors' ability to work as a collective body. Therefore, it is the policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors who the Nominating and Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of the Board of Directors, the following process would be followed:

●	The Nominating and Governance Committee develops a profile for candidates' skills and experience, based on the criteria described above.

●

The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

●

The Nominating and Governance Committee has a policy with respect to stockholders' suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee.

●	The process by which stockholders may submit potential nominees is described below under "Stockholder Recommendation Process."

●

The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee's search profile.

●	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Nominating and Governance Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

Stockholder Recommendation Process

The Nominating and Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Corporate Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the Nominating and Governance Committee at the next appropriate meeting. The Nominating and Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board. The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company. See the section titled “Stockholder Nominations and Proposals for the 2018 Annual Meeting of Stockholders” later in this Proxy Statement.

Revisions to Nomination Process

The Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Nominating and Governance Committee intends to review these processes from time to time in light of the Company's evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at the Company's headquarters at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey, 08648.  The envelope containing any such communication should be prominently marked "To the Attention of the Board of Directors" or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder's address and the number of shares of the Company's common stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where the stockholder communication consists of a request for information about the Company or is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

The Board of Directors strongly encourages, but does not require, all directors, to the extent reasonable and practicable, to attend the Company's annual meetings of stockholders in person. All of the current members of the Board of Directors were present at the Company’s 2016 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

2016 DIRECTOR COMPENSATION TABLE

The following table sets forth the cash and noncash compensation paid to the Company’s directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”) for the year ended December 31, 2016. The compensation paid to any director who was also one of our employees during fiscal year 2016 is presented in the “Summary Compensation Table” and the information that follows that table. Such employee directors do not receive separate compensation for service on the Board of Directors or any of its committees.

Name	Fees Earned ($)	Stock Grants ($) (1) (2)	Option Awards ($) (2) (4)	Total ($)
Augustine Chow (3)	$39,400	$6,650	$51,592	$97,642
Robert W. Hooper	43,400	6,650	40,213	90,263
Alberto R. Martinez	39,400	6,650	36,420	82,470
Frederick J. Fritz (3)	102,900	6,650	34,144	143,694
Donald P. Braun	35,400	6,650	–	42,050
Andreas Voss	41,900	6,650	–	48,550

(1)	During 2016, each Director was awarded a stock grant of 5,000 vested shares of common stock from the 2007 Plan. The grant date fair value of each award was $1.33 per share.
(2)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock awards and stock options, respectively, granted to each Director in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the Note 11 in the financial statements in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 24, 2017.

(3)	During 2016, the Director elected to receive a portion of their fees equal to $9,575 in common stock in lieu of cash.
(4)

As of December 31, 2016, Dr. Chow had 158,215 option awards outstanding; Mr. Hooper had 131,551 option awards outstanding; Mr. Martinez had 122,663 option awards outstanding; Mr. Fritz had 117,330 option awards outstanding; and Dr. Braun and Dr. Voss each had 40,000 option awards outstanding.

The following table sets forth stock options and grants awarded to the Company’s Non-Employee Directors for the year ended December 31, 2016. The stock option grants to any director who was also one of our employees during fiscal year 2016 is presented in the “2016 Grants of Plan-Based Awards Table” and the information that follows that table. Employee directors do not receive separate option awards for service on the Board of Directors or any of its committees.

Non-Employee Director Stock Option and Grant Awards Table
Name	Number of Stock Awards Granted		Number of Options Granted		Exercise Price	Grant Date	Expiration Date	Grant Date Fair Value
Augustine Chow	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33
			25,000	(2)	1.33	2/2/2016	2/2/2026	1.03
			22,664	(3)	1.22	9/6/2016	9/6/2026	1.14

Robert W. Hooper	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33
			25,000	(2)	1.33	2/2/2016	2/2/2026	1.03
			12,665	(3)	1.22	9/6/2016	9/6/2026	1.14

Alberto R. Martinez	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33
			25,000	(2)	1.33	2/2/2016	2/2/2026	1.03
			9,332	(3)	1.22	9/6/2016	9/6/2026	1.14

Frederick J. Fritz	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33
			25,000	(2)	1.33	2/2/2016	2/2/2026	1.03
			7,332	(3)	1.22	9/6/2016	9/6/2026	1.14

Donald P. Braun	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33

Andreas Voss	5,000	(1)			$–	2/2/2016	2/2/2026	$1.33

(1)	During 2016, each Director was awarded a stock grant of 5,000 vested shares of common stock from the 2007 Plan. The grant date fair value of each award was $1.33 per share.

(2)	Each of these stock option grants vest in three equal installments, with one-third of the grant vesting on the date of grant and the remainder vesting in two annual installments thereafter.

(3)	Each of these stock option grants vest on the date of grant.

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE

During the year ended December 31, 2016, each Non-Employee Director of the Company received annual cash compensation in the amount of $27,500 payable in quarterly installments, and an additional $1,100 or $1,700 for attendance, telephonically or in person, respectively, at regular meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each Non-Employee director is reimbursed for the out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. The Chairman of the Audit Committee received an additional annual cash fee of $10,500, the Chairman of the Nominating and Corporate Governance Committee received an additional annual cash fee of $6,000, the Chairman of the Compensation Committee received an additional annual cash fee of $8,000 and the Chairman of the Science and Technology Committee received an additional annual cash fee of $6,500 in 2016. Mr. Fritz also received fees totaling $48,000 for strategic and tactical advisory services to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hooper and Drs. Chow and Martinez each served on the Compensation Committee of the Board of Directors for 2016.  No director who served on our Compensation Committee at any time during 2016 is or was a current or former executive officer or employee of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the members of the Compensation Committee during fiscal year 2016 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2016, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE AND EXECUTIVE DIRECTORS

The Board of Directors believes that, as a matter of sound corporate governance, non-employee and executive directors should have a significant personal financial stake in our performance. Consequently, in February 2011, the Board of Directors adopted stock ownership guidelines for non-employee and executive directors. Our corporate governance guidelines require that each non-employee director acquire and hold shares of our common stock having an aggregate value equal to two times the director’s total compensation in the first year of service and that our executive director acquire and hold shares of our common stock having an aggregate value equal to the executive director’s total compensation in the first year of service. Each director is expected to satisfy the applicable ownership guideline within three years after his or her appointment to the board, whichever is later.

Shares of our common stock that count toward satisfaction of these ownership guidelines include, unless beneficial ownership therein is disclaimed: (i) shares owned outright by the director or executive officer or their immediate family members residing in the same household, whether held individually or jointly; (ii) shares held in a trust, family limited partnership or similar entity solely for the benefit of the director or executive officer and/or their immediate family members; (iii) shares of restricted stock and restricted stock units awarded under our equity incentive plans, including vested and unvested awards; and (iv) shares acquired upon stock option exercise, but not shares underlying unexercised stock options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2016 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the Company's independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter received from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2016 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Mr. Frederick J. Fritz (Chairman)

Dr. Augustine Chow

Dr. Alberto R. Martinez

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation awarded to, earned by or paid to Michael H. Tardugno, our Chairman, President and Chief Executive Officer, Jeffrey W. Church, our Senior Vice President and Chief Financial Officer, Nicholas Borys, M.D., our Senior Vice President and Chief Medical Officer and Khursheed Anwer, Ph.D., our Executive Vice President and Chief Science Officer. These individuals are listed in the 2016 Summary Compensation Table below and are referred to in this discussion as the “Named Executive Officers.”

Introduction

Celsion is a fully-integrated oncology drug development company focused on developing a portfolio of innovative cancer treatments, including directed chemotherapies, immunotherapies and RNA- or DNA-based therapies. The Company's lead program is ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently in Phase III development for the treatment of primary liver cancer and in Phase II development for the treatment of recurrent chest wall breast cancer. The Company's pipeline also includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian and brain cancers.  Celsion has two platform technologies for the development of novel nucleic acid-based immunotherapies and other anti-cancer DNA or RNA therapies, including TheraPlas and TheraSilence.

As a result of the Company’s drug development status, it is unlikely, in the short to medium term, to generate revenues and income sufficient to cover product development costs. As a result, the Company’s executive compensation philosophy is to align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies.

The compensation practices that we have outlined below have been implemented because we believe that they are consistent with our stockholders’ interests:

What we do:

●	A significant portion of our executive compensation is based on actual Company performance compared to absolute and relative measures and is therefore “at risk”;

●	Performance shares in our long-term and annual incentive programs are subject to both time and performance vesting requirements;

●

Multiple performance metrics between the annual and long-term incentive plans discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company;

●	Appropriate balance between annual and long-term compensation discourages short-term risk taking at the expense of long-term results;

●	Our executives are encouraged to acquire and maintain meaningful ownership positions in our Company's common stock;

●	Use relevant peer groups in our compensation surveys; and

●	Provide reasonable, double trigger change in control arrangements.

Following is a list of compensation practices that we have not engaged in because we do not believe that they are consistent with our stockholders' interests:

What we don't do:

●	Re-pricing or backdating of stock options;

●	Hedging or engaging in the following transactions that include shares of common stock: collars, short sales and other derivative transactions for NEOs or directors;

●	Excessive perquisites for executives; and

●	Provisions for excise tax gross ups in employment contracts issued.

Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an advisory vote every three years to approve its executive compensation program (referred to as a “say-on-pay proposal”). At the Annual Meeting of Stockholders held in June 2016, approximately 98% of the votes actually cast on the say-on-pay proposal at that meeting were voted in favor of the Company's executive compensation program. The Compensation Committee believes these results affirmed stockholders’ support of the Company’s approach to its executive compensation program. In general, the Compensation Committee did not change its approach in 2016 and believes the program in place, as in prior years, includes a number of features that further the goals of the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

In March 2016, the Company and Mr. Tardugno entered into an amended and restated employment agreement, which generally contained the same terms as set forth in Mr. Tardugno’s prior employment agreement, but removed the modified single-trigger provision included in that agreement. Under that provision, Mr. Tardugno was eligible to receive severance following a change in control if Mr. Tardugno elected to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. In accordance with commonly viewed best practices, the parties agreed to remove this provision so that it is longer operative, effective March 30, 2016.

The Compensation Committee has adopted the following executive compensation approaches, which the Company believes help to achieve the objectives for the executive compensation program and are generally favored by stockholders:

●

A significant amount of the executives’ compensation is at-risk.  For fiscal year 2016, over 50% of Mr. Tardugno’s target total direct compensation was performance-based and/or linked to the value of the Company’s stock price. As used in this discussion, the term “total direct compensation” means the aggregate amount of the executive’s base salary (46%), target annual incentive awards (20%), and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company’s audited financial statements (31%) and all other Compensation (3%).

●

Executives’ bonuses under the Company’s annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2017, the Compensation Committee elected to defer any decision relating to the amount and the payment of the incentive bonus for 2016, if any, for each of the Named Executive Officers until the third quarter of 2017. The Compensation Committee based this decision on the 2016 performance and financial condition of the Company.

●

Executives’ 2016 annual equity awards were granted in the form of stock option awards. We believe the grant of stock option awards further aligns the executives’ interests with those of stockholders as the awards will not have value unless the Company’s stock price appreciates after the award is granted. The stock option awards also provide a retention incentive as they vest over a multi-year period.

●

Executives are also granted stock option and stock awards at the time they join the Company as these provide the same incentives as annual equity awards. These stock option grants and stock awards generally vest over a three or four year period beginning on the first year anniversary of the date of grant.

Executive Compensation Philosophy and Procedures

The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives.

●

The program is intended to attract, motivate and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry;

●

The program is intended to create an alignment of interests between the Company’s executives and stockholders such that a significant portion of each executive’s compensation varies with business performance and is dependent on stock price appreciation; and

●	The program is designed to award behavior which results in optimizing the commercial potential of the Company’s development program.

The Compensation Committee’s philosophy is to pay competitive total compensation, comprised of annual salaries, annual cash incentives and long-term equity awards (primarily stock options), with a significant percentage of total compensation that is directly linked with the Company’s performance. The Compensation Committee considers the elements of the compensation package to be reflective of compensation packages given to executives of companies of similar size in our industry. Compensation packages generally are designed to pay competitive salaries at the median of the industry compensation surveys as described below, reward superior annual performance through incentive compensation awards and allow executives to participate in increases in stockholder value through stock option and other stock-based grants.

In determining executives’ compensation levels, the Compensation Committee relies primarily on its experience and judgment to provide a package that it believes appropriately balances the need to attract and retain key executive talent with the creation of incentives that will enhance the growth of the Company and provide value for stockholders. As part of its decision-making process, the Compensation Committee takes into account the role and experience of each executive and reviews industry surveys, (specifically, the Radford Global Life Sciences Survey, which covers a broad cross-section of the biotechnology, pharmaceuticals and life science industries and in which the Company participates) for information on the compensation paid to executive officers by companies in our industry that are similar in size, breadth, stage of development or complexity to the Company. The Compensation Committee will also review custom surveys comparing executive compensation with that of specific peer groups (for example, pre-commercial biopharma public companies, biopharma companies with under 50 employee, biopharma companies with a market cap above $100 million and biopharma companies with market cap below $100 million).

In light of the straightforward nature of the Company’s executive compensation arrangements, the Compensation Committee believes it has not been necessary to retain independent compensation consultants, and no consultants were retained by the Compensation Committee or the Company for 2016. The Compensation Committee reviews the compensation surveys as summarized above with the Chief Executive Officer as it relates to elements of yearly performance and compensation of all members of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee takes measures to ensure its independence with respect to the Chief Executive Officer's compensation, excusing him from portions of meetings to freely discuss his and the other Named Executive Officers compensation. The Compensation Committee made all final determinations on the compensation levels for all Named Executive Officers.

A discussion of each individual element of compensation and the compensation for each Named Executive Officer for 2016 follows.

Annual Salaries

The Company participates in an ongoing industry survey as described above. The Compensation Committee compares base salary for Company executives with the levels provided to similarly situated executives and generally targets base salaries at levels in the median of the survey data.

In early 2017, the Compensation Committee reviewed each executive’s job responsibilities, individual performance, our corporate performance, competitive market data, our total compensation expense and the base salaries of Mr. Tardugno, Mr. Church, Dr. Borys and Dr. Anwer. The Compensation Committee elected to defer any decision relating to salary increases for each of the Named Executive Officers until the third quarter of 2017.

Incentive Compensation

The Company has an incentive compensation plan in which all members of our senior management participate. The plan is performance-driven based on Company and personal operational objectives established at the beginning of the year by the Compensation Committee in consultation with the Chief Executive Officer. These operational objectives include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Each member of senior management is individually evaluated based on the achievement of the Company’s overall operational objectives and each individual’s personal performance against these objectives. This component of compensation is provided, among other reasons, to create incentives for members of senior management to meet short and medium term performance goals of the Company, without regard to stock price. Objectives are weighted in terms of overall importance to meeting the Company’s operating plan.

The total annual incentive compensation a member of senior management can earn is based on his level within management, with more senior members of management eligible to earn a higher percentage of their base salary as incentive compensation than less senior members. We believe it is appropriate for executives to have a greater percentage of their compensation “at-risk” based on performance as they generally have a greater role in the achievement of objectives that we believe promote the growth of the Company and the creation of value for stockholders.  The actual amount of incentive compensation paid to any member of senior management is determined on a sliding scale dependent on how successful such member of senior management was in achieving the objectives upon which his or her incentive compensation was targeted and the relative importance to the Company of the objectives achieved. The Compensation Committee retains complete discretion to adjust any incentive compensation down and retains discretion as to whether to grant any incentive compensation to any individual member of senior management at all.

Under the incentive compensation plan for 2016, the Compensation Committee established a number of annual corporate goals identified below that include research and development, regulatory, manufacturing, organizational and financial goals which we believe are essential to building stockholder value.  The relative weighting of these corporate goals is based upon our assessment of the importance of each goal in creating value for the Company and our stockholders. If all of the stated goals were achieved, the overall corporate performance rating would have been 100%.  Each corporate goal was established so that significant levels of achievement were required to meet the goal. Following the conclusion of the annual performance period, the level of achievement for each corporate goal was assessed by the Compensation Committee. The Compensation Committee determined whether each corporate goal had been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the Compensation Committee had the discretion to factor in other significant corporate events that occurred during the performance period which could have resulted in an upward or downward adjustment in the determination of corporate performance. After taking into account the level of attainment of each corporate goal and other appropriate corporate performance factors, the Compensation Committee assigned the overall corporate performance rating, which could have ranged from 0% to 100%. A maximum bonus pool is established by multiplying the overall corporate performance rating by the aggregate target bonuses for all individuals in the incentive plan. Certain individual downward adjustments may be made at the discretion of the Compensation Committee. The aggregate of all individual bonuses awarded under the policy cannot exceed the maximum bonus pool available such that the cost of bonuses ultimately reflects our overall performance and is not inflated by any individual performance rating.

After the corporate performance rating is determined by the Compensation Committee, the individual performance of each Named Executive Officer is reviewed by the Compensation Committee in consultation with Mr. Tardugno in order to determine the appropriate annual performance percentage rating to be assigned to the executive for the performance period.  Each Named Executive Officer’s actual annual performance-based incentive compensation payment is based on a combination of our corporate performance rating and his or her individual performance rating.  The actual annual performance bonus compensation award for each Named Executive Officer is determined in our sole discretion, and the maximum payout for each Named Executive Officer could be up to 100% of his target annual performance-based compensation target.

The Named Executive Officers were each assigned a target annual incentive for 2016 ranging from 40% to 100% of base salary. The table below shows the target annual incentive assigned to each Named Executive Officer for 2016 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for Entire 2016 Year ($)	Target Annual Incentive for Entire 2016 Year (% of Base Salary)
Michael H. Tardugno	$501,023	100%
Jeffrey W. Church	134,556	40%
Nicholas Borys	150,017	40%
Khursheed Anwer	123,404	40%

The following 2016 corporate objectives and relative weightings assigned to each objective include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals.

1.	Research and Development objectives to enroll patients and activate sites in the Phase III clinical trial of ThermoDox® for treatment of primary liver cancer (the OPTIMA Study) (10%).

2.	Research and Development objectives to initiate a Phase II study for the treatment of recurrent chest wall (RCW) breast cancer in Europe (the EU-Dignity Study) (10%).

3.	Research and Development objective to complete preclinical proof-of-concept studies using ThermoDox® for the treatment of bladder cancer (5%).

4.	Research and Development objective to launch an early access program in the European Union (20%)

5.	Research and Development objective to execute a neoadjuvant Phase I Study of GEN-1 in ovarian caner (the OVATION Study) to establish the dose for future clinical studies (10%).

6.	Research and Development objective to file a Phase I Study protocol of GEN-1 in combination with Avastin® in ovarian cancer with the FDA (10%).

7.	Research and Development objectives to complete all preclinical studies necessary to support of an Investigational New Drug(IND) application for a Phase I Study of GEN-1 in glioblastoma cancer (10%).

8.	Financial objectives to manage cash and operating expenses, ensure cash flows are within 10% of plan and maintain sufficient levels of cash to achieve necessary run way to fund operations (20%).

9.	Corporate development objectives to achieve a market cap consistent with a share price at 50% of the current analysts’ average price targets (5%).

These performance objectives served as the corporate performance objectives under the incentive compensation plan for 2016.  Research and development goals comprised 75% of the corporate performance objectives for 2016, with an additional 25% relating to financial and corporate development objectives that we believe were critical to the development of our drug candidate pipeline. We believe this mix of corporate goals was not only an appropriate measure of achievement in 2016, but also represents objectives important to building the long-term foundation of our business.

A report of the achievement of our 2016 corporate objectives was prepared by our executive management team and was then reviewed and assessed by the Compensation Committee. Based on this review and assessment, the Compensation Committee determined that two of the corporate goals identified above (3 and 5) were met.  Four goals (1, 2, 4, 7 and 8) were not fully met and partial credit was given for these goals.  Partial credit was given based on the level of achievement that, while not meeting the full corporate objective, nevertheless represented significant achievement towards that objective that the Compensation Committee determined warranted a proportional award. Two goals (6 and 9) were not met; therefore no credit was given for these goals. The Compensation Committee also determined that significant accomplishments outside of established corporate objectives, including the Company’s progress in certain partnerships and collaborations, advances in clinical development, and attainment of certain financial objectives, should be factored into the determination of the corporate performance rating.

Each of the Named Executive Officers participated in the annual incentive plan for 2016. The target bonus amount for each executive was established pursuant to his employment agreement.  Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2017, the Compensation Committee elected to defer any decision relating to the amount and the payment of the incentive bonus for 2016, if any, for each of the Named Executive Officers until the third quarter of 2017. The Compensation Committee based this decision on the 2016 performance and financial condition of the Company.

Stock-Based Compensation

The Company grants long-term equity awards to its executives and other employees that are designed to align the interests of Company employees and its stockholders, encouraging participants to maintain and increase their ownership of Company common stock with the opportunity to benefit from the Company’s long-term performance. The Company’s equity program has generally consisted of grants of stock options and occasional grants of stock awards.  Because the exercise price of the options is based on the market price of the Company’s common stock on the date of grant, the Compensation Committee believes that options help to align the interests of the Company’s executives with those of its stockholders as the options will not have value unless there is appreciation in the Company’s stock price.  The options also serve as a retention tool since they generally vest over a two to four year period following the grant date.  This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

Annual grants to the Named Executive Officers are generally made during the first quarter of the fiscal year. Annual Grants are determined by the Committee based on their review of each individual’s past performance as well as their potential impact on the Company’s future performance. Grants may also be made at other times during the fiscal year in certain circumstances (such as a grant in connection with the hiring or promotion of an executive or other special circumstance as deemed appropriate by the Compensation Committee).  In February 2017, the Compensation Committee elected to defer annual grants of stock options, if any, to each of the Named Executive Officers until the third quarter of 2017.

Other Compensation

Executive officers are eligible to participate in our medical and other welfare benefit plans and for other benefits, in each case on generally the same basis as other employees. We maintain a 401(k) plan for our employees. Other than the 401(k) plan, we do not offer any of our employees a pension plan, retirement plan or other forms of compensation paid out upon retirement.

Post-Employment Obligations

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Under their employment agreements, each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by the Company without cause. The Company has determined that it is appropriate to provide the executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of the Company’s executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level.  In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, the Company provides Mr. Tardugno, Mr. Church and Dr. Borys with enhanced severance benefits if his employment is actually or constructively terminated by the Company without cause in connection with a change in control.

In March 2016, the Company and Mr. Tardugno entered into an amended and restated employment agreement, which generally contained the same terms as set forth in Mr. Tardugno’s prior employment agreement, but removed the modified single-trigger provision included in that agreement. Under that provision, Mr. Tardugno was eligible to receive severance following a change in control if Mr. Tardugno elected to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. In accordance with commonly viewed best practices, the parties agreed to remove this provision so that it is longer operative, effective March 30, 2016.

In September 2016, the Company entered into amended and restated change in control severance agreements with Mr. Tardugno, Dr. Borys and Mr. Church, which generally contained the same terms as set forth in each Executive’s prior change in control severance agreement, but increased the severance period from one (1) to two (2) years.

Tax Considerations

The Compensation Committee also considers the tax impact of the compensation provided to the Named Executive Officers. Under U.S. tax law, publicly-held companies may be precluded from deducting certain compensation paid to a company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1.0 million in a year. The regulations exclude from this limit certain performance-based compensation, including stock options, provided certain requirements are satisfied. The Company’s intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to the Company’s executive officers. However, the Company reserves the right to make compensation decisions that do not meet the standards of Section 162(m) of the Code as necessary or appropriate to enable the Company to continue to attract, retain, and motivate highly-qualified executives officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom the Board of Directors has determined is independent under the applicable NASDAQ rules.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended.

Compensation Committee of the Board of Directors Mr. Robert W. Hooper (Chairman) Dr. Alberto R. Martinez Dr. Augustine Chow

EXECUTIVE COMPENSATION

2016 Executive Summary Compensation Table

The following table sets forth the aggregate cash and other compensation paid for the year ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Michael H. Tardugno (4)	2016	$509,418	$–	$33,250	$296,998	$–	$29,834	$869,500
Chairman, President &	2015	481,216	–	–	438,480	256,563	25,309	1,201,568
CEO

Jeffrey W. Church (5)	2016	$334,719	$–	$15,960	$95,285	$–	$19,317	$465,281
Senior VP & CFO	2015	311,434	35,000	–	107,850	79,795	19,617	553,696

Nicholas Borys (6)	2016	$373,579	$–	15,960	$97,857	$–	$8,249	$495,645
Senior VP & CMO	2015	360,215	7,500	–	107,850	78,270	7,615	561,450

Khursheed Anwer (7)	2016	$307,821	$–	$–	$41,276	$–	$7,500	$356,597
Executive VP & CSO	2015	301,782	–		80,888	62,309	6,923	451,902

(1)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock awards and stock options, respectively, granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 24, 2017.

(2)

Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2017, the Compensation Committee elected to defer any decision relating to the amount and the payment of the incentive bonus for 2016, if any, for each of the Named Executive Officers until the third quarter of 2017. The Compensation Committee based this decision on the 2016 performance and financial condition of the Company.

(3)

This column includes other compensation as indicated below and matching contributions made by the Company for the Named Executive Officers under the Company’s 401(k) plan. The Company’s matching contribution is equal to 50% of the employee’s deferrals under the plan up to 6% of the employee’s compensation and are made in shares of the Company’s common stock.

(4)	For Mr. Tardugno, “All Other Compensation” for 2016 consists of $17,942 for discretionary spending allowance and a 401(k) plan matching contribution of $11,892 in Celsion common stock.

(5)	For Mr. Church “All Other Compensation” for 2016 consists of temporary living and relocation allowance.

(6)	For Dr. Borys, “All Other Compensation” for 2016 consists of a 401(k) plan matching contribution in Celsion common stock.

(7)	For Dr. Anwer, “All Other Compensation” for 2016 consists of a 401(k) plan matching contribution in Celsion common stock.

Narrative Disclosure to Executive Summary Compensation Table

Employment Agreements

The Company and Mr. Tardugno entered into an employment agreement, effective March 30, 2016, which superseded the previous employment agreements with Mr. Tardugno. In March 2016, the Company and Mr. Tardugno entered into an amended and restated employment agreement, which generally maintained the same terms as set forth in the December 2014 agreement, but removed the modified single-trigger provision included in the agreement. Under that provision, Mr. Tardugno was eligible to receive severance following a change in control if Mr. Tardugno elected to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. In accordance with commonly viewed best practices, the parties agreed to remove this provision so that it is no longer operative, effective March 30, 2016. The following narrative describes the terms of Mr. Tardugno’s employment agreement, as in effect on December 31, 2016 (the “March 2016 Agreement”).

Subject to earlier termination pursuant to the terms of the March 2016 Agreement, the initial term of the agreement ends on January 31, 2018, with automatic one year renewals thereafter, unless either party provides a notice of non-renewal. Mr. Tardugno's March 2016 Agreement provides for an initial annual base salary of $465,462, subject to annual adjustment by the Board of Directors of the Company or the Compensation Committee. Mr. Tardugno is also eligible for an annual performance bonus from the Company, pursuant to the Company's management incentive bonus program in effect from time to time. The amount of such bonus will be determined by the Board of Directors or the Compensation Committee in its sole and absolute discretion and will not exceed 100% of the then-current base salary except pursuant to a specific finding by the Board of Directors or the Compensation Committee that a higher percentage is appropriate. Under the March 2016 Agreement, the Company agreed to grant to Mr. Tardugno, at the time of its usual annual grant to employees, annual stock options to purchase shares of the Company's common stock as the Board of Directors or the Compensation Committee shall determine.

In the event, (A) that the Company terminates the agreement other than for "cause" (as defined in the agreement) or (B) Mr. Tardugno terminates the agreement upon the occurrence of:  (i) a material adverse change in his duties or authority; (ii) a situation in which he is no longer at least one of the President or the Chief Executive Officer of the Company; (iii) a bankruptcy filing or similar action by or against the Company; or (iv) another material breach of the Agreement by the Company (each, a "Triggering Event"), or (C) the agreement terminates for nonrenewal, Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the "Severance Amount"), payable in accordance with the Company's normal payroll practices, COBRA premiums for up to twelve months and may generally exercise any vested options through the remainder of their original terms.

In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms.

In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms. The March 2016 Agreement also provided that such severance is payable following a change in control if Mr. Tardugno elects to terminate his employment for “good reason” (as defined in the March 2016 Agreement) commencing with the sixth and ending with the twelfth month following the change in control; a “change in control" is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the Company's then-outstanding securities; (ii) there is a change in a majority of the directors in office during any twenty-four (24) month period; (iii) the Company engages in a recapitalization, reorganization, merger, consolidation or similar transaction after which the holders of the Company's voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets after which the holders of the Company's voting securities before such sale or disposition do not continue to hold at least 50% of the voting securities of the Company or its successor after such sale or disposition.

In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under the employment agreement, Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company's "Field of Interest" (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of two years following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company.  Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

The Company and Dr. Borys entered into an employment offer letter on August 23, 2007, pursuant to which Dr. Borys agreed to serve as the Vice President and Chief Medical Officer of the Company. Under the terms of the offer letter, the Company agreed to pay Dr. Borys an annual starting salary of $270,000, subject to annual review. Dr. Borys is also eligible for an annual bonus, with a target of 35% of his annual base salary, conditioned on his and the Company's performance against key performance objectives, and annual discretionary stock option awards. In connection with his promotion to Senior Vice President in June 2014, Dr. Borys' target bonus was increased to 40%. Dr. Borys' employment with the Company is "at-will"; however, subject to a retention agreement the Company provided to Dr. Borys on February 19, 2013, if the Company terminates Dr. Borys' employment for any reason other than just cause, the Company will pay Dr. Borys a salary continuation and COBRA premiums for up to six months. The salary and COBRA premiums will cease at the end of the six-month period or, if he finds new employment prior to the end of the six month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

The Company and Mr. Church entered into an employment offer letter on June 15, 2010.  Pursuant to the offer letter, Mr. Church will receive a starting base salary of $250,000 and will be eligible for an annual bonus, with a target of 35% of his annual base salary, conditioned on his and the Company’s performance against key business objectives.  In connection with his promotion to Senior Vice President in July 2011, Mr. Church’s target bonus was increased to 40%. Mr. Church’s employment is “at-will”; however, if the Company terminates Mr. Church for any reason other than just cause, the Company will pay Mr. Church a salary continuation and COBRA premiums for up to six months. The salary and COBRA premiums will cease at the end of the six month period or if he finds new employment prior to the six month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

The Company and Dr. Anwer entered into an employment offer letter effective as of June 20, 2014. Pursuant to the offer letter, Dr. Anwer will receive a starting base salary of $298,000 and will be eligible for an annual incentive bonus, with a target of 40% of his annual base salary contingent upon meeting personal goals and the Company’s objectives established by the Company. The Compensation Committee will determine his actual bonus amount each year. Dr. Anwer’s employment with the Company is “at-will”; however, subject to the retention and severance agreement, if the Company terminates Dr. Anwer’s employment without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to 12 months of his base salary and reimbursement of his COBRA premiums for up to 12 months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

Change in Control Agreements

In November 2011, the Company entered into change in control severance agreements (CIC Agreements) with each of the Named Executive Officers (other than Dr. Anwer); to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company. The following summary is qualified in its entirety by the provisions of the CIC Agreement. In September 2016, the Company entered into amended and restated change in control agreements with each of the Named Executive Officers (other than Dr. Anwer).

Under the amended and restated CIC Agreements, in the event that the Company terminates the executive’s employment without cause or in the event that the executive terminates his employment for good reason, in either case on or within two years after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to two (2) times the sum of (1) the executive’s annual base salary and (2) the executive’s target annual bonus for the fiscal year in which the termination occurs.  (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Agreement.) In addition, the Company will pay or reimburse the executive for the cost of COBRA premiums and life insurance coverage for the executive and his eligible dependents, in each case for a period of up to two years following the termination. The executive would also be entitled to full acceleration of his then-outstanding equity awards granted to him by the Company. However, as to any equity award agreement that is subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms.  In the case of options or similar awards, the award would generally remain exercisable for the remainder of the original term of the award (or, in the case of awards that vested after the date of the change in control, for the lesser of 12 months following the last day such award would have been exercisable under the applicable award agreement and the remainder of the original term). The benefits provided under the CIC Agreement are in addition to, and not in lieu of, any severance benefits the executive may be entitled to receive in connection with the termination of his employment under any other agreement with the Company. The executive’s right to benefits under the CIC Agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment.

Material Terms of Option Grants During 2016

Each of the stock options awarded to the Named Executive Officers in 2016 and reported in the 2016 Grants of Plan-Based Awards Table below was granted under, and is subject to, the terms of the 2007 Plan. The 2007 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. Under the terms of the 2007 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally terminate, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities or property) of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested in connection with a change in control.

Each option granted to the Named Executive Officers in 2016 was granted with a per-share exercise price equal to the closing price of our common stock on the grant date. Each option is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date, and has a maximum term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment.

2016 Grants of Plan-Based Awards Table

The following table presents information regarding the incentive awards granted to the Named Executive Officers during 2016.  Each of the equity awards reported in the table below was granted under the 2007 Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($) (1)	All other Stock Awards: Number of Shares or Units of Stock (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#) (3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Michael H. Tardugno	N/A	$501,023
	2/2/2016		25,000		$–	$33,250
	2/2/2016			150,000	1.33	154,800
	9/6/2016			125,000	1.22	142,250

Jeffrey W. Church	N/A	$134,556
	2/2/2016		12,000		$–	$15,960
	2/2/2016			60,000	1.33	61,920
	9/6/2016			29,332	1.22	33,380

Nicholas Borys	N/A	$150,017
	2/2/2016		12,000		$–	$15,960
	2/2/2016			50,000	1.33	51,600
	9/6/2016			40,663	1.22	46,274

Khursheed Anwer	N/A	$123,408
	2/2/2016			40,000	1.33	41,280

(1)	The amounts reported in this column represent the target bonus opportunity under the Company’s annual bonus program. See “Employment Agreements” above for information on the terms of these bonuses.

(2)	The amounts reported in this column represent vested stock awards granted to the Named Executive Officer under the 2007 Plan.

(3)

The amounts reported in this column represented stock option awards granted under the 2007 Plan. Each option granted to each Named Executive Officer is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date, and has a maximum term of ten years.

(4)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock awards and stock options, respectively, granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 24, 2017.

2016 Outstanding Equity Awards at Year-End

The following table summarizes the unexercised stock options held by each of the Named Executive Officers as of December 31, 2016.  None of the Named Executive Officers held any other outstanding stock awards as of December 31, 2016.

		Option Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael H. Tardugno	1/3/2007	95,555	–		$10.89	1/3/2017
	2/19/2008	16,666	–		$24.75	2/19/2018
	1/19/2009	16,666	–		$12.24	1/19/2019
	2/19/2010	18,888	–		$13.23	2/19/2020
	2/25/2011	40,000	–		$11.21	2/25/2021
	2/22/2012	7,333	–		$9.27	2/22/2022
	6/15/2012	19,333	–		$9.68	6/15/2022
	5/6/2013	44,444	–		$4.37	5/6/2023
	2/11/2014	44,444	–		$3.66	2/11/2024
	6/20/2014	140,556	–		$3.50	6/20/2024
	3/17/2015	93,334	46.666	(1)	$2.45	3/17/2025
	6/19/2015	43,334	21,666	(1)	$2.39	6/19/2025
	2/2/2016	50,000	100,000	(1)	$1.33	2/2/2026
	9/6/2016	125,000	–	(2)	$1.22	9/6/2026

Jeffrey W. Church	7/6/2010	22,222	–		$15.26	7/1/2020
	2/25/2011	15,555	–		$11.21	2/25/2021
	2/27/2012	3,055	–		$9.41	2/27/2022
	6/15/2012	8,055	–		$9.68	6/15/2022
	5/6/2013	17,777	–		$4.37	5/6/2023
	2/11/2014	40,000	–		$3.66	2/11/2024
	6/20/2014	60,000	–		$3.50	6/20/2024
	3/17/2015	33,334	16,666	(1)	$2.45	3/17/2025
	2/2/2016	20,000	40,000	(1)	$1.33	2/2/2026
	9/6/2016	29,332	–	(2)	$1.22	9/6/2026

Nicholas Borys	9/24/2007	16,666	–		$27.45	9/24/2017
	2/19/2008	7,777	–		$24.75	2/19/2018
	1/19/2009	7,777	–		$12.24	1/19/2019
	2/19/2010	8,888	–		$13.23	2/19/2020
	2/25/2011	15,555	–		$11.21	2/25/2021
	2/27/2012	3,055	–		$9.27	2/22/2022

	6/15/2012	8,055	–		$9.68	6/15/2022
	5/6/2013	17,777	–		$4.37	5/6/2023
	2/11/2014	40,000	–		$3.66	2/11/2024
	6/20/2014	50,000	–		$3.50	6/20/2024
	3/17/2015	33,334	16,666	(1)	$2.45	3/17/2025
	2/2/2016	16,666	33,444	(1)	$1.33	2/2/2026
	9/6/2016	40,663	–	(2)	$1.22	9/6/2026

Khursheed Anwer	6/20/2014	25,000	15,000	(3)	$3.50	6/20/2024
	3/17/2015	12,500	25,000	(4)	$2.45	3/17/2025
	2/2/2016	13,333	26,667	(1)	$1.33	2/2/2026

(1)

Each of these stock options vests in three equal installments, with the first installment vesting on the date of grant and an additional installment vesting on each of the first two anniversaries thereafter.

(2)	Each of these stock options vested on the date of grant

(3)

These stock options vests in five installments, with the first installment of 10,000 vesting on the date of grant and an additional 7,500 installment vesting on each of the first four anniversaries thereafter.

(4)	These stock options vest in three annual installments commencing on the first anniversary of the date of grant.

The following table summarizes the unvested stock grants held by each of the Named Executive Officers as of December 31, 2016.  None of the Named Executive Officers held any other outstanding stock grants as of December 31, 2016.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Khursheed Anwer	6/20/2014	35,000	(1)	$10,500

(1)

This amount represents a restricted stock award granted to Dr. Anwer under the 2007 Plan on June 20, 2014. This award will vest on the third anniversary of the grant date, subject to Dr. Anwer’s continued employment through such date.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any of their stock options that vested during 2016. During 2016, Mr. Tardugno, Mr. Church and Dr. Borys were each granted 25,000, 12,000 and 12,000 fully vested shares of common stock, respectively, with a grant date fair value of $1.33 per share.

Potential Payments Upon Termination or Change in Control

As described above under “Narrative Disclosure to Executive Compensation Tables,” the Company has entered into agreements with each of the Named Executive Officers currently employed by the Company that provide benefits that may become payable to the executives in connection with a termination of their employment.  The Company has also entered into agreements with Mr. Tardugno, Mr. Church and Dr. Borys that provides benefits that may become payable to the executives in connection with a termination of employment following a change in control of the Company.  If in the event the Named Executive Officer is entitled to receive severance benefits in connection with a termination of employment under both their severance agreement and their change in control agreement, the executive shall be entitled to receive the benefits from both agreements.  The first table below indicates the benefits that would be payable to each executive if a termination of employment in the circumstances described above had occurred on December 31, 2016 outside of a change in control.  The second table below indicates the benefits that would be payable to each executive if a change in control of the Company and such a termination of employment had occurred on that date.

Severance Benefits (Outside of a Change in Control) Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$501,023	$12,852	–	$513,875
Jeffrey W. Church	$168,195	$9,132	–	$177,327
Nicholas Borys	$187,521	$9,324	–	$196,845
Khursheed Anwer	$308,519	$19,008	–	$327,527

Change of Control Severance Benefits Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$1,503,069	$12,852	–	$1,515,921
Jeffrey W. Church	$807,336	$18,264	–	$825,600
Nicholas Borys	$900,101	$18,648	–	$918,749

Equity Compensation Plan Information as of December 31, 2016

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c )

Equity compensation plans approved by security holders	2,904,108	(1)	$4.05	534,089	(2)
Equity compensation plans not approved by security holders	95,555	(3)	10.89	—
Total	2,999,663		$4.27	534,089

(1)	Includes both vested and unvested options to purchase common stock under the 2001 Plan, the 2004 Plan and the 2007 Plan. These options have a weighted average remaining term of 7.2 years.

(2)

 Represents shares available for award grant purposes under the 2007 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

(3)	Includes the grant of an option to purchase 95,555 shares of our common stock (after giving effect to the reverse stock split announced by the Company on October 28, 2013) to Mr. Tardugno on January 3, 2007. The option was approved by our Board of Directors as an inducement to Mr. Tardugno to join the Company and was not approved by stockholders. The option vested over the four-year period following the grant date and has a per-share exercise price of $10.89 and a maximum term of ten years. These options expired on January 3, 2017.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Dixon Hughes Goodman LLP ("DHG") as the independent registered public accounting firm of the Company to audit its financial statements for the fiscal year ending December 31, 2017, and the Board requests stockholder ratification of such selection.

On January 6, 2016, Dixon Hughes Goodman LLP (“DHG”) announced that directors and employees of Stegman & Company will join DHG as of June 1, 2016. Stegman & Company resigned as the Company’s independent registered public accounting firm and DHG became the Company’s independent registered public accounting firm effective June 1, 2016. The engagement of DHG was approved by the Audit Committee of the Company's Board of Directors effective June 1, 2016. Prior to DHG’s representation of the Company, Stegman & Company served as the Company's independent accountants since 1993. DHG has advised the Company that neither DHG nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants. Representatives of DHG are expected to be present at the Company’s Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES

The following table presents fees as invoiced for professional audit services rendered by DHG and Stegman & Company collectively for the audit of the Company's annual financial statements included in the Company’s Form 10-K and review of quarterly financial statements included in the Company's Forms 10-Q for the fiscal years ended December 31, 2016 and December 31, 2015, and fees for other services rendered by DHG during those periods:

	2016		2015
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$98,300	82%	$102,300	74%
Audit Related Fees	12,600	11	26,500	19
Tax Fees	8,800	7	9,800	7
All Other Fees	–	–	–	–
Total Fees	$119,700	100%	$138,600	100%

Audit fees consist of fees for professional services rendered collectively by DHG during 2016 and Stegman & Company during 2016 and 2017 for the audit of the Company's annual financial statements in the Company’s Form 10-K and for reviews of the quarterly financial statements included in the Company's Forms 10-Q. Audit related fees pertain to the work performed during the Company's equity offerings in 2016 and 2015. Tax fees consist of fees for preparation of the Company's federal and state tax returns. All other fees consist of fees for attendance at the Company's annual meetings, review of registration statements and similar matters.

SERVICES BY EMPLOYEES OF DIXON HUGHES GOODMAN LLP

No part of DHG's engagement to audit the Company's financial statements for the year ended December 31, 2016 was attributable to work performed by persons other than DHG's full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by the Company's independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors.  All audit and permissible non-audit services during 2016 and 2015 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

Stockholder ratification of the selection of DHG as the Company's independent registered public accounting firm is not required by the Company's Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of DHG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of DHG, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES GOODMAN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3:

GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, TO EFFECT, AT ANY TIME ON OR PRIOR TO THE DATE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS, A REVERSE STOCK SPLIT AT AN EXCHANGE RATIO WITHIN THE SPECIFIED RANGE

Overview

The Board of Directors has determined that it is advisable and in the best interests of the Company and our stockholders that the Board of Directors be granted the discretionary authority to effect a reverse stock split of the outstanding shares of our common stock, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, at an exchange ratio set by the Board of Directors within the range of exchange ratios between eight-for-one and fourteen-for-one (the “Reverse Split”).

The Board of Directors strongly believes that the Reverse Split is necessary for the following reasons:

1.

To maintain our listing on The NASDAQ Capital Market: On December 15, 2016, we received a letter from NASDAQ indicating that the closing bid price of our common stock fell below $1.00 per share for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on The NASDAQ Capital Market and our common stock could be subject to delisting from The NASDAQ Capital Market. If our common stock is delisted from the NASDAQ Capital Market, trading of our stock will most likely take place on the Over-The-Counter Bulletin Boards (the “OTCBB”) or other small trading markets such as pink sheets.

2.	To provide the Company with resources and flexibility with respect to its capital sufficient to execute our business plans and strategy.

Accordingly, the Board of Directors adopted a resolution proposing an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), to effect the Reverse Split and directed that it be submitted for approval at the Annual Meeting in light of the time and expense that would otherwise be required to convene a special meeting for consideration of the proposed amendment at a later time. The form of the proposed certificate of amendment to the Certificate of Incorporation (the “Certificate of Amendment”) is attached to this Proxy Statement as Appendix A.

Failure to approve Proposal 3 could have serious adverse results for, and effects on, the Company. If the Company is delisted and is required to be traded on the OTCBB or other small trading markets such as pink sheets, our stock could be thinly traded as a microcap or penny stock and adversely decrease to nominal levels of trading, thereby being avoided by both retail and institutional investors.  Also, without a reasonable amount of authorized shares available to the Company for issuance, we may not have the ability to raise additional capital, establish strategic relationships with other companies or expand the Company’s business or product lines through acquisition.

If this Proposal No. 3 is approved by our stockholders, the Board of Directors would be granted the authority, in its sole discretion and without the need for any further action on the part of our stockholders, to effect the Reverse Split at any time on or prior to the date of our 2018 Annual Meeting of Stockholders and to set an appropriate exchange ratio, within the specified range of exchange ratios, that the Board of Directors determines is advisable and in the best interests of the Company and our stockholders. Stockholders are being asked to grant the Board of Directors discretion to effect the Reverse Split within a range of exchange ratios, rather than an immediate implementation of the Reverse Split at a single exchange ratio, in order to provide the Board of Directors with the flexibility necessary to achieve the desired results of the Reverse Split under changing market conditions. Accordingly, notwithstanding stockholder approval of the Certificate of Amendment, the Board of Directors may elect, in its sole discretion, not to effect the Reverse Split if it determines that it is advisable and in the best interests of the Company and our stockholders to do so.

Following stockholder approval of this Proposal No. 3, if the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the Reverse Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio determined by the Board of Directors, within the specified range of exchange ratios, effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Split would affect all holders of our outstanding common stock uniformly and would not affect any stockholder’s percentage ownership or proportionate voting and other rights in our common stock, except for adjustments that might result from the treatment of fractional shares as described below.

Outstanding Shares

Our certificate of incorporation currently authorizes us to issue a maximum of 112,500,000 shares of Common Stock, par value $0.001 per share, and 100,000 shares of Preferred Stock, $0.001 par value per share.

As of March 31, 2017, the Company had 94,641,757 shares of common stock issued and outstanding or reserved for issuance and 17,858,243 authorized shares of common stock remaining and unused.  The Board of Directors wishes to increase the number of unused authorized Common Stock by keeping the authorized shares of common stock at 112,500,000 and decreasing the outstanding shares through the Reverse Split. This increase in unused authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure as the need may arise from time to time. Except for the (i) conversion or exercise of outstanding convertible or exercisable securities (which conversion or exercise would be at the option of the respective holders) and (ii) the transaction contemplated by Proposal No. 4 and Proposal No. 5 herein, the Company has no plans, proposals, arrangements or understandings to issue any of its authorized but unissued shares of common stock. Nonetheless, it is possible that some of the additional authorized shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include (i) raising capital, (ii) establishing strategic relationships with other companies, (iii) expanding the Company's business or product lines through the acquisition of other businesses or products and (iv) providing equity incentives to employees, officers or directors.

The table below illustrates the effect of the Reverse Split at each specified exchange ratio on the number of shares of our common stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of March 31, 2017:

	Shares of Common Stock Issued and Outstanding	Shares of Common Stock Authorized and Reserved for Issuance	Shares of Common Stock Authorized and Unreserved for Issuance	Total Authorized Shares of Common Stock

As of March 31, 2017	55,466,492	39,175,265	17,858,243	112,500,000

8-for-1 Reverse Split	6,933,312	4,896,908	100,669,780	112,500,000

10-for-1 Reverse Split	5,546,649	3,917,527	103,035,824	112,500,000

12-for-1 Reverse Split	4,622,208	3,264,605	104,613,187	112,500,000

14-for-1 Reverse Split	3,961,892	2,798,233	105,739,875	112,500,000

The table above does not take into account fractional shares.

Reasons for the Reverse Split

The primary reason for the Reverse Split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. To continue listing on The NASDAQ Capital Market, we must comply with the applicable listing requirements under NASDAQ Marketplace Rules, which requirements include, among others, a minimum bid price of at least $1.00 per share. The closing bid price of our common stock on The NASDAQ Capital Market was below the $1.00 threshold each day for 21 consecutive business days from November 1, 2016 through December 14, 2016. Under NASDAQ Marketplace Rules, a failure to meet the continued listing requirement for minimum bid price would be determined to exist if the deficiency were to continue for a period of 30 consecutive business days. Upon such failure, The NASDAQ Capital Market would notify and provide the Company with a period of 180 calendar days to regain compliance.

The closing bid price of our common stock has been below $1.00 per share in the last 30 consecutive business days. The Board of Directors has considered the potential harm to us if such deficiency was to occur and we were not able to regain compliance, which would result in our common stock being delisted from The NASDAQ Capital Market. If our common stock were delisted from The NASDAQ Capital Market, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board of Directors believes that a Reverse Split is a potentially effective means for us to maintain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our common stock.

Upon effectiveness of the Reverse Split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. Except for the (i) conversion or exercise of outstanding convertible or exercisable securities (which conversion or exercise would be at the option of the respective holders) and (ii) the transaction contemplated by Proposal No. 4 and Proposal No. 5 herein, the Company has no plans, proposals, arrangements or understandings to issue any of its authorized but unissued shares of common stock. Nonetheless, it is possible that some of these additional authorized shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Procedure for Affecting the Reverse Split

If our stockholders approve this Proposal No. 3, the Board of Directors could decide at any time on or prior to the date of the 2018 Annual Meeting of Stockholders to affect the Reverse Split based on a determination that the Reverse Split is then advisable and in the best interests of the Company and our stockholders. Such determination would be based upon consideration of many factors, including existing and expected marketability and liquidity of our common stock, prevailing market and industry conditions and the likely effect on the market price of our common stock and our compliance with NASDAQ Marketplace Rules. In determining the actual timing of the filing of the Certificate of Amendment and selecting an appropriate exchange ratio within the range of specified exchange ratios, the Board of Directors would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the Reverse Split and the potential devaluation of our market capitalization as a result of the Reverse Split. Even with stockholder approval of this Proposal No. 3, and without the need for further action by our stockholders, the Board of Directors may delay the implementation of the Reverse Split up until the 2018 Annual Meeting of Stockholders and may abandon the Reverse Split at any time prior to the filing of the Certificate of Amendment. If the Reverse Split is not effected on or prior to the date of the 2018 Annual Meeting of Stockholders, the authority granted to the Board of Directors to affect the Reverse Split would expire and be without any further effect.

If our stockholders approve this Proposal No. 3 and the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the Reverse Split, the Certificate of Amendment would be filed with the Secretary of State of the State of Delaware. As of the filing date of the Certificate of Amendment (the “Effective Date”), the outstanding shares of our common stock would be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our common stock, the stockholder would hold 10 shares of our common stock following a Reverse Split affected at an exchange ratio of 10-for-1.

Fractional Shares

Any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share, and any stockholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, would receive cash in lieu of a fractional share. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The NASDAQ Capital Market on the trading day immediately prior to the Effective Date. Such cash payment is subject to applicable tax and abandoned property or escheat laws. In addition, stockholders are not entitled to receive interest for the period of time between the Effective Date and the date on which stockholders receive payment.

Record and Beneficial Stockholders

After the Effective Date, our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our common stock. Stock certificates with the old CUSIP number would need to be exchanged for stock certificates with the new CUSIP number.

After the Reverse Split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities would receive a transaction statement at their address of record indicating the number of shares of our common stock they held after the Reverse Split. Stockholders of record holding all of their shares in certificate form, or a combination of certificate and book-entry form, would receive transmittal letters from our transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), as soon as practicable after the Effective Date. The letters of transmittal would contain instructions on how the stockholders of record must surrender the certificates representing the pre-Reverse Split shares to the Transfer Agent to be exchanged for stock certificates representing post-Reverse Split shares. Any stockholders of record entitled to a cash payment in lieu of an interest in a fractional share would receive a check by U.S. mail delivered to their address of record as soon as practicable after the Effective Date.

Stockholders holding our common stock in “street name,” through a brokerage firm, bank, broker-dealer or other nominee, would be treated in the same manner as stockholders of record whose shares are held in their names with the Transfer Agent. However, stockholders should contact their brokerage firm, bank, broker-dealer or other nominee for more information regarding their particular procedures for processing the Reverse Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effects of the Reverse Split

Effect on Warrants, Stock Options and Equity Plans

Based on the Reverse Split exchange ratio selected by the Board of Directors, within the specified range of potential exchange ratios, proportionate adjustments would also be made to the per share conversion price or exercise price, as the case may be, and the number of shares issuable upon the conversion or exercise of all of our outstanding warrants, options and any other similar rights or securities entitling their holders to purchase or obtain shares of our common stock. In addition, the number of shares of our common stock reserved for issuance under our equity compensation plans would be reduced by the exchange ratio selected by the Board of Directors for the Reverse Split.

Effect on Par Value and Accounting

Following the Reverse Split, the par value per share of our common stock would remain at $0.01 per share. Total stockholders’ equity would remain unchanged. Net loss per share and net book value per share would be increased as a result of the Reverse Split since fewer shares of our common stock would be outstanding. All share and per share information in our financial statements would be restated to reflect the Reverse Split for all periods presented in filings after the Effective Date with the SEC and The NASDAQ Capital Market.

Certain Other Effects

After the Reverse Split, we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and outstanding shares of our common stock would remain fully paid and non-assessable. Our common stock would continue to be reported on The NASDAQ Capital Market under the symbol “CLSN,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the Effective Date to indicate that the Reverse Split had occurred. We would make all necessary filings with NASDAQ as required by SEC Rule 10b-17.

Potential Negative Effects of the Reverse Split

The immediate effect of the Reverse Split would be to reduce the number of shares of our outstanding common stock and to increase the bid price of our common stock. However, we cannot guarantee that the Reverse Split would lead to an increase in the bid price of our common stock in proportion to the reduction in the number of shares of our outstanding common stock or result in a permanent increase in the bid price of our common stock. Indeed, because the bid price of our common stock depends on our performance, prospects, general market conditions and other factors unrelated to the number of shares of our common stock outstanding at any given time, the bid price of our common stock might decline after the Reverse Split (perhaps by an even greater percentage than would have occurred in the absence of the Reverse Split). As a result, we might still be at risk for adverse consequences associated with lower-priced stocks generally.

We cannot assure you that the Reverse Split would have the desired effect of maintaining compliance with NASDAQ Marketplace Rules and our common stock would not become subject to the risk of being delisted. Furthermore, the Reverse Split would make it more difficult for us to meet certain other requirements for continued listing on The NASDAQ Capital Market, including rules related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. Our common stock might experience reduced liquidity and trading volume due to the availability of fewer shares for trading after the Reverse Split and certain investors could still consider the bid price of our common stock to be too low, including investors with express policies prohibiting transactions involving lower-priced stocks or investors who are reluctant to incur transaction costs that represent a higher percentage of the stock price of lower-priced stocks than of higher-priced stocks. In addition, customers, suppliers or employees might consider a company with a low stock price and reduced liquidity and trading volume as risky and might accordingly be less likely to transact business with us.

The Reverse Split might also produce other negative effects. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the Reverse Split to have any anti-takeover effects and, except as set forth in Proposal No. 4 and Proposal No. 5 herein, has no current plan or intention to issue the additional shares of authorized and unissued common stock that would become available as a result of the Reverse Split. The Board of Directors does not intend for the Reverse Split to be part of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Certain stockholders might be adversely affected disproportionately by the Reverse Split. Some of our smaller stockholders might be eliminated since no fractional shares would be issued. Other stockholders might end up owning “odd-lots” of less than 100 shares as a result of the Reverse Split, which would likely result in brokerage commissions and other transaction costs that are higher than the costs associated with transactions in even multiples of 100 shares.

Risk Factors

We cannot predict how the immediate effects and potential negative effects of the Reverse Split might interact with other risks and uncertainties that affect our business, financial condition and results of operations, as described in our 2016 Annual Report on Form 10-K under the caption “Risk Factors.” You should review the information in our 2016 Annual Report on Form 10-K under the caption “Risk Factors” before voting on this proposal.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we would not independently provide our stockholders with such rights if the Reverse Split is affected.

Certain United States Federal Income Tax Consequences of the Reverse Split

The following is only a summary of certain United States federal income tax consequences of the Reverse Split and is for general information purposes only.  This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations.  Furthermore, this summary does not consider the United States federal income tax consequences to our stockholders in light of their individual circumstances or to stockholders subject to special treatment under the federal income tax laws and does not address any consequences of the Reverse Split under any state, local or foreign tax laws.  This summary assumes that the pre-Reverse Split shares are held as capital assets.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND OUR STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

To ensure compliance with Treasury Department Circular 230, you are hereby notified that (a) any discussion of U.S. federal income tax issues in this Proxy Statement is not intended or written to be relied upon, and cannot be relied upon, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is included herein by Celsion in connection with the promotion or marketing (within the meaning of Circular 230) by Celsion of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

We believe that, except with respect to cash payments for fractional shares, our stockholders should generally recognize no gain or loss for United States federal income tax purposes as a result of the Reverse Split.  A stockholder’s aggregate tax basis in shares of our common stock held by such stockholder immediately following the Reverse Split should be the same as such stockholder’s aggregate tax basis in shares of our common stock representing the same equity interest in the Company immediately prior to the Reverse Split.  The holding period of the post-Reverse Split shares should include the period during which the pre-Reverse Split shares were held.

Depending on the individual stockholder’s circumstances, a stockholder receiving cash in lieu of a fractional share could recognize gain or loss equal to the difference, if any, between the amounts of cash received and the stockholder’s tax basis in the fractional share.  Alternatively, in certain circumstances, a stockholder receiving cash in lieu of a fractional share could be treated as having received a distribution from the Company that could be characterized as a dividend for United States federal income tax purposes.

The Company would not recognize any gain or loss as a result of the Reverse Split.

This summary reflects only our beliefs regarding the tax consequences of the Reverse Split and is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that either would accept the positions expressed above.  Furthermore, the state, local and foreign tax consequences of the Reverse Split might vary significantly for each stockholder, depending on where such stockholder resides.

Interests of the Board

No member of the Board of Directors has a substantial interest, directly or indirectly, in the matters set forth in this Proposal No. 3, except to the extent of each member’s ownership of shares of our common stock or options or warrants to purchase shares of our common stock.

Vote Required for Approval

The affirmative vote of the holders of a majority of our shares of common stock outstanding at the record date will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR”

THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO AMEND THE CERTIFICATE OF

INCORPORATION OF THE COMPANY, AS AMENDED, TO EFFECT, AT ANY TIME ON OR PRIOR TO

THE DATE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS, A REVERSE STOCK SPLIT AT

AN EXCHANGE RATIO WITHIN THE SPECIFIED RANGE.

PROPOSAL NO. 4:

AMENDMENT OF THE CELSION CORPORATION 2007 STOCK INCENTIVE PLAN

BACKGROUND

At the 2017 Annual Meeting, stockholders will be asked to approve the following amendments to the Celsion Corporation 2007 Stock Incentive Plan (the “2007 Plan”), which were adopted, subject to stockholder approval, by the Board of Directors on February 17, 2017.

●

Increase in Aggregate Share Limit.   The 2007 Plan currently limits the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2007 Plan to 3,444,444 shares. Currently only 890,908 shares remain available for future grants. The proposed amendments would increase this limit by an additional 6,195,000 shares so that the new aggregate share limit for the 2007 Plan would be 9,639,444 shares. In addition, although the 2007 Plan reserve has historically included shares subject to awards granted under the Celsion Corporation 2004 Stock Incentive Plan (the “2004 Plan”) and the Celsion Corporation 2001 Stock Incentive Plan (the “2001 Plan”) that became available for grant purposes under the 2007 Plan upon termination of the award, as part of this Proposal 4, we are discontinuing this 2007 Plan feature. If Proposal 4 is approved, if any such 2001 Plan or 2004 Plan awards lapse, the underlying shares will not again become available for the grant of new awards under the 2007 Plan.  The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2007 Plan to 9,639,444 shares, following the Reverse Split. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2007 Plan share limit described above.

●

Increase in Individual Share Limit.   The 2007 Plan currently limits the number of shares of common stock that may be subject to awards granted under the 2007 Plan in any calendar year to any one participant (including the aggregate number of stock options and stock appreciation rights that may be granted in any one year to any one participant) to 300,000 shares. The proposed amendment would increase this limit so that, following the Reverse Split described in Proposal 3, the new individual share limit for the 2007 Plan would be 350,000 shares.

As of March 31, 2017, a total of 302,543 shares of common stock have been issued, and total of 2,547,289 shares of common stock were subject to outstanding awards granted under the 2007 Plan, the 2004 Plan and the 2001 Plan, collectively. The 2,547,289 remaining awards have a weighted average strike price of $2.69 per share with a weighted average term of 8.0 years. An additional 890,908 shares of common stock were available for new award grants under the 2007 Plan. The Board of Directors recommends the increase in the number of shares available under the 2007 Plan to provide the Company the ability to provide eligible officers, directors, key employees and other individuals with additional incentives to contribute to the future success of the Company. In the judgment of the Board of Directors, awards under the 2007 Plan are a valuable and critical incentive and will serve to the ultimate benefit of the stockholders by aligning more closely the interests of the 2007 Plan participants with those of our stockholders.

The Board of Directors believes that the proposed 2007 Plan amendments are essential for the ongoing success of the Company, the implementation of its product and/or technology acquisition strategy and its ability to recruit, retain and reward key employees. The Board of Directors also believes that if the proposed amendments are not approved, Celsion’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing Celsion’s ability to recruit and retain key employees. The Board of Directors recommends approval of the proposed 2007 Plan amendment for the following reasons:

Historical Company Equity Usage. We believe that our historic equity usage has been reasonable in light of competitive considerations and the potential dilutive impact of equity award grants on our stockholders. Celsion’s average two year “run rate” was 4.85% as a percentage of weighted common shares outstanding compared to the Non-Russell 3000 Index (Pharmaceuticals, Biotechnology & Life Science) mean run rate of 8.2% for that same two-year period (with the run rate in each case calculated the number of shares subject to stock options and other equity awards granted during that period). We do not currently anticipate that our future annual long-term incentive grants will significantly exceed this run rate. As noted above, the number of shares of common stock currently available for future grants under the 2007 Plan is below 890,908 shares, demonstrating our need for additional shares to provide Celsion greater flexibility to structure future incentives and to better attract, retain and award key employees to execute our current business plans and strategies. For more information on our past grants under the 2007 Plan, see “Potential Dilution and Burn Rate” below.

The Need to Provide Competitive Compensation. Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will continue to seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution.

Cash Compensation Expense Increase.    If our ability to provide equity compensation is impaired, the Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. We believe it is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

If stockholders do not approve this 2007 Plan proposal, the current share limits under, and other terms and conditions of, the 2007 Plan will continue in effect.

SUMMARY DESCRIPTION OF THE 2007 PLAN

The following summary provides a description of the significant provisions of the 2007 Plan. However, the summary is qualified in its entirety by reference to the full text of the 2007 Plan, which has been filed as an exhibit (Appendix B) to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov.  You may also obtain, free of charge, a copy of the 2007 Plan by writing to:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Attention: Senior Vice President and Chief Financial Officer

(609) 896-9100

NUMBER OF SHARES SUBJECT TO THE 2007 PLAN

The maximum number of shares of common stock that currently may be issued pursuant to awards granted under the 2007 Plan is 3,444,444 shares. If stockholders approve the proposed amendment to the 2007 Plan, this aggregate share limit would be 9,639,444. In addition, any shares subject to awards granted under the 2004 Plan or the 2001 Plan which expire, or for any reason are cancelled or terminated, after June 13, 2007, without a distribution of shares to the award-holder are also available for award grant purposes under the 2007 Plan. If stockholders approve this Proposal 4, 2004 Plan and 2001 Plan awards that lapse will no longer result in the underlying shares becoming available under the 2007 Plan.

SHARE-COUNTING PROVISIONS

If an award under the 2007 Plan expires, or for any reason is cancelled or terminated, without a distribution of shares to the award-holder, the shares of common stock subject to the expired, cancelled or terminated award will again be available for awards under the 2007 Plan. Notwithstanding the foregoing, if a stock option or stock appreciation right is settled by the delivery of a net number of shares of common stock, the full number of shares underlying such stock option or stock appreciation right will not be available for subsequent awards under the 2007 Plan. Shares repurchased on the open market with the proceeds of an exercise price will not again be made available for issuance under the 2007 Plan. In addition, (i) shares withheld by the Company to satisfy the tax obligations related to an award granted under the 2007 Plan will again be available for grants of awards under the 2007 Plan, (ii) to the extent an award is paid or settled in cash, the number of shares with respect to which such payment or settlement is made will again be available for grants of awards under the 2007 Plan and (iii) shares underlying awards that can only be settled in cash will not be counted against the aggregate number of shares of common stock available for awards under the 2007 Plan.

ELIGIBILITY

All directors, officers, employees and consultants of the Company or any parent, subsidiary or affiliate are eligible to participate in the 2007 Plan. The selection of those directors, officers, employees and consultants, from among those eligible, who will receive awards under the 2007 Plan, is within the discretion of the Compensation Committee, provided that awards of Incentive Stock Options may be made only to employees of the Company and any parent or subsidiary of the Company. Currently there are 6 non-executive directors, 4 officers and 16 employees eligible to participate in the 2007 Plan.

PLAN ADMINISTRATION

The 2007 Plan may be administered by the Board of Directors or, at the election of the Board of Directors, by a committee appointed by the Board of Directors comprised solely of two or more nonemployee directors within the meaning of Rule 16b-3 under the Securities Exchange Act, who also qualify as "outside directors" (as described under Section 162(m) of the Internal Revenue Code). The Board of Directors has determined that the Compensation Committee should administer the 2007 Plan.

The Compensation Committee will have full power and authority to administer and interpret the 2007 Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the 2007 Plan it deems necessary, desirable or appropriate in accordance with the terms of the 2007 Plan and the Certificate of Incorporation and Bylaws of the Company.  The Compensation Committee also will have full power and authority to take all other actions necessary to carry out the purpose and intent of the 2007 Plan, including the authority to (i) determine the participants to whom, and the time or times at which, awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares of common stock and/or amount of cash to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such award as the Compensation Committee shall deem appropriate; (v) subject to the other provisions of the 2007 Plan, modify, extend or renew outstanding awards, accept the surrender of outstanding awards and substitute new awards, provided that no such action shall be taken with respect to any outstanding award that would materially or adversely affect the grantee without the grantee's; (vi) accelerate the time in which an award may be exercised or in which an award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award; (vii) establish objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period; and (viii) permit the deferral of, or require a participant to defer such participant's receipt of, the delivery of common stock and/or cash under an award that would otherwise be due to a participant and establish rules and procedures for such payment deferrals.

NO REPRICING

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Compensation Committee (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

PERMITTED AWARDS

Our Board of Directors believes that it is appropriate to provide a flexible and comprehensive stock compensation plan that permits the granting of a variety of long-term incentive awards to eligible individuals. In keeping with the aim of providing a comprehensive and flexible plan, the 2007 Plan authorizes the following types of discretionary awards:

•	Incentive Stock Options, which are stock options that meet the definition set out in Section 422 of the Internal Revenue Code;

•	Nonqualified Stock Options, which are stock options that do not meet the definition of Incentive Stock Options under the Internal Revenue Code;

•

Stock Appreciation Rights ("SARs"), which represent the right to receive payments in cash, common stock or a combination of the two, of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the designated base price of a share of common stock on the grant date. SARs may be freestanding or may be granted "in tandem" with stock options;

•

Phantom Stock, which represents the right to receive payments in cash, common stock or other consideration, equal to the fair market value of a specified number of shares of common stock at such time, and subject to such conditions, as are set forth in the grant agreement;

•

Restricted Stock, which is a specified number of shares of common stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances;   Restricted Stock Units, which represent the right to receive shares of common stock without any cash payment therefore upon the satisfaction of vesting and other conditions, and may also include the right to receive dividend equivalents, in the form of additional Restricted Stock Units, equal to the amount of dividends or other distributions payable in respect of shares of common stock during the period from grant to satisfaction of all vesting and other conditions; and

•

Performance Awards, which are amounts payable in Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock that may be earned upon satisfaction of various performance measures.

TERM AND TERMINATION

If not sooner terminated, the 2007 Plan will terminate on the business day immediately preceding the tenth anniversary of its amended effective date, on April 24, 2024, and no further awards may be granted thereafter (subject to any extension of the plan term that may be approved by stockholders). The Board of Directors, in its discretion, may terminate the 2007 Plan at any time with respect to any shares of common stock for which awards have not previously been granted.

AMENDMENT

The Board of Directors may amend or terminate the 2007 Plan at any time, except that stockholder approval will be required to increase the number of shares of common stock subject to the 2007 Plan or if such approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the common stock is listed or quoted.

The Compensation Committee may make minor or administrative amendments to the 2007 Plan as well as amendments that may be dictated by requirements of applicable U.S. federal or state laws or that may be authorized or made desirable by such laws.

TERMS APPLICABLE TO ALL TYPES OF AWARDS

Term:     The term of each award will be as specified by the Compensation Committee at the date of grant, but may not exceed ten years.

Maximum Annual Awards: As the 2007 Plan is proposed to be amended, following the Reverse Split, no more than 350,000 shares of common stock may be subject to awards granted under the 2007 Plan to any one participant in any calendar year (including the aggregate number of stock options and stock appreciation rights that may be granted in any one year to any one participant).

Changes in Control: In the event of any proposed change in control, as that term is defined in the 2007 Plan, the Compensation Committee will take such action as it deems appropriate and equitable to effectuate the purposes of the 2007 Plan and to protect the grantees of awards. Such actions may include:

•	acceleration or change of the exercise and/or expiration dates of any award to require that exercise be made, if at all, prior to the change in control;

•

cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of the change in control, less the aggregate exercise price, if any, of the award; and

•

in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to common stock, arrangements to have such other entity replace the awards granted under the 2007 Plan with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

For purposes of the 2007 Plan, a "change in control" includes:

•

the merger or consolidation of the Company with or into another entity or other reorganization of the Company, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately thereafter is not owned directly or indirectly by persons who were holders of the Company's voting securities immediately prior thereto;

•	the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity that is not a parent, subsidiary or affiliate of the Company;

•

any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then-outstanding voting securities; or

•

a change in the composition of the Board of Directors over a period of 24 consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose selection as a director or nominee was approved by a vote of at least a majority of the directors then comprising the Board of Directors will be considered to be a member of the Incumbent Board, except if such selection occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Adjustments. As is customary in incentive plans of this nature, except as described in the Proposal No. 4 with respect to the Reverse Split, each share limit and the number and kind of shares available under the 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, or other similar events.

Amendment: The Compensation Committee may not amend an outstanding award in any manner that would materially and adversely affect the award, except with the approval of the participant to whom the award was granted. Otherwise, the Compensation Committee may amend an outstanding award to the extent that it would have had the authority initially to grant the award as so amended.

Transferability:  An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. Other awards may, in the discretion of the Compensation Committee, also be transferable by gift or pursuant to a domestic relations order to certain specified family members, entities and trusts.

TERMS OF SPECIFIC TYPES OF AWARDS

Stock Options

Exercise Price:     The exercise price will be determined by the Compensation Committee, in its discretion. Although it is the general policy of the Compensation Committee to grant options at not less than the fair market value of the common stock on the date of grant, the Compensation Committee has reserved the right, in its discretion, to grant options at a lower price as and when it deems appropriate and subject to applicable tax laws. In no event, however, will Incentive Stock Options be granted at an exercise price of less than the fair market value of the common stock on the grant date.

Special Rules for Certain Stockholders:     If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Status of Options:  The Compensation Committee will designate the status of each option granted to an employee as either an Incentive Stock Option or a Nonqualified Stock Option at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Nonqualified Stock Options. All options granted to consultants and non-executive directors will be Nonqualified Stock Options.

Payment:     The Compensation Committee may determine the method by which the option price may be paid, including in cash, check or other shares of common stock. The 2007 Plan also allows the Compensation Committee, in its discretion, to permit cashless exercises.

Other Terms and Conditions:     The Compensation Committee may establish such other terms and conditions on the grant of stock options, not inconsistent with the terms of the 2007 Plan, as it deems appropriate.

Restricted Stock and Restricted Stock Units

Payment:     Unless otherwise determined by the Compensation Committee or as may be required to comply with applicable tax withholding obligations, grantees of Restricted Stock and Restricted Stock Units will not be required to pay the Company cash consideration for such Restricted Stock or Restricted Stock Units.

Vesting Conditions and Other Conditions:     The Compensation Committee, in its discretion, shall determine the vesting conditions and other restrictions applicable to each award of Restricted Stock or Restricted Stock Units, including the duration and conditions to termination of such restrictions. The Compensation Committee may, in its discretion, reduce or shorten the duration of any vesting period or other restriction applicable to any award of Restricted Stock or Restricted Stock Units.

Stock Issuance and Stockholder Rights:     Celsion will issue shares of Restricted Stock to the grantee, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Except as the Compensation Committee otherwise might determine, during the restricted period the grantee will have all the rights of a stockholder to receive dividends and to vote the Restricted Stock. Celsion will generally issue shares subject to a Restricted Stock Unit at such time as the Restricted Stock Unit has vested and other restrictions have lapsed. The grantee of Restricted Stock Units will not be entitled to any of the rights of a stockholder until the time that shares. The Compensation Committee, in its discretion, may provide a participant with the right to receive amounts equivalent to the dividends and other distributions that otherwise would be payable on shares subject to the Restricted Stock Unit, either currently or upon vesting and lapse of restrictions, with such amounts payable in cash or common stock, as determined by the Compensation Committee ; provided, however, that as to any dividend equivalent rights granted in connection with an award granted under the 2007 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Stock Appreciation Rights

Tandem SARs:     Tandem SARs, which are SARs granted in connection with an underlying stock option, will entitle the participant to surrender all or part of the option for a cash payment at such time and to the extent such option is exercisable. Any such SAR will be exercisable only to the same extent and on the same terms as the related options are exercisable. An Incentive Stock Option may only be surrendered in connection with the exercise of a tandem SAR if the fair market value of the common stock underlying the option is greater than the option's exercise price.

Free-Standing SARs:     Free-standing SARs, which are SARs not granted in connection with stock options, will be exercisable as and when determined by the Compensation Committee. The base price of the SAR will be determined by the Compensation Committee, in its discretion. Although it is the general policy of the Compensation Committee to grant SARs at not less than the fair market value of the common stock on the date of grant, the Compensation Committee has reserved the right, in its discretion, to grant SARs at a lower price as and when it deems appropriate and subject to applicable tax laws.

Form of Payment:     The Company may pay amounts due upon exercise of a SAR by delivery of common stock, cash, or a combination of the two, as determined in the discretion of the Compensation Committee.

Other Terms:     The Compensation Committee will determine at the date of grant the times at which and the circumstances under which a SAR may be exercised, the method of exercise, whether the SAR will be in combination with another award, and any other terms and conditions of any SAR.

Phantom Stock Awards

Phantom Stock Awards under the 2007 Plan will be granted on such terms and subject to such conditions, not inconsistent with the 2007 Plan, as the Compensation Committee may prescribe.

Performance Awards

Form of Grants:     Performance Awards may be in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and/or Phantom Stock as the Compensation Committee, in its discretion, may determine.

Performance Period:     Performance periods will be established by the Compensation Committee, in its discretion, provided that no performance period may be less than three months or more than 10 years.

Performance Measures:     The Compensation Committee will use one or more of the following criteria, which will be determined in accordance with generally accepted accounting principles and may be used in absolute or relative terms, to measure the performance of the Company, or any parent, subsidiary, affiliate or division of the Company for a performance period:

•	basic or diluted earnings per share of common stock;

•	earnings per share of common stock growth;

•	revenue;

•	operating income;

•	net income (either before or after taxes);

•	earnings and/or net income before interest and taxes;

•	earnings and/or net income before interest, taxes, depreciation and amortization;

•	return on capital;

•	return on equity;

•	return on assets;

•	net cash provided by operations;

•	free cash flow;

•	common stock price;

•	economic profit;

•	economic value;

•	total stockholder return; and

•	gross margins and costs.

Performance Awards Under Section 162(m) of the Internal Revenue Code:  Under Section 162(m) of the Internal Revenue Code, a corporation cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1 million. Compensation that qualifies as “performance-based,” however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. Under the 2007 Plan, the Compensation Committee may grant Performance Awards that are designed to satisfy the “performance-based” exception under Section 162(m). These “performance-based” awards are in addition to stock options and stock appreciation rights, separately authorized under the 2007 Plan, that may also qualify as performance-based for Section 162(m) purposes. There can be no assurance, however, that any compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

FEDERAL INCOME TAX ASPECTS OF THE 2007 PLAN

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2007 Plan. It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the stockholder/taxpayer. This summary also does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Incentive or Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock or Performance Award, or the shares of common stock underlying any of the foregoing. The discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Incentive Stock Options

Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "Holding Period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the Holding Period has been satisfied, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the Holding Period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Nonqualified Stock Options and Stock Appreciation Rights

As a general rule, no federal income tax is imposed on the optionee upon the grant of a Nonqualified Stock Option (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Nonqualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Internal Revenue Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions constituting a risk of forfeiture, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Securities Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonqualified Stock Option or Stock Appreciation Right.

Restricted Stock

The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Internal Revenue Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect, under Section 83(b) of the Internal Revenue Code, to be taxed at the time of grant of the Restricted Stock award, based on the fair market value of the shares of common stock on the date of the award, in which case (i) subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction at the same time and in the same amount; (ii) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company; and (iii) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Performance Awards, Phantom Stock and Restricted Stock Units

An individual who has been granted a Performance Award, Phantom Stock or Restricted Stock Units generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock award or award of Restricted Stock Units is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Internal Revenue Code, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock or Restricted Stock Units prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Internal Revenue Code, deductible as such by the Company.

Other Tax Considerations

If an award is accelerated under the 2007 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). In addition, as noted above, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

The 2007 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Specific Benefits under the 2007 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2007 Plan and is not currently considering any specific award grants that are conditioned upon such approval. If the additional shares that will be available under the 2007 Plan if stockholders approve the proposed amendments had been in existence in fiscal 2016, the Company expects that its award grants for fiscal 2016 would not have been substantially different from those actually made in that year under the 2007 Plan.  For information regarding stock-based awards granted to the Company’s Named Executive Officers during fiscal 2016, see the material in this proxy statement above under the heading “Executive Compensation.” Note that historical grant practices are not necessarily indicative of future practices.

Potential Dilution and Burn Rate

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2007 Stock Plan.

The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2007 Plan, that were subject to outstanding stock options granted under the 2007 Plan, and that were then available for new award grants under the 2007 Plan as of December 31, 2016 and as of March 31, 2017.

	As of December 31, 2016	As of March 31, 2017

Shares subject to outstanding stock options	2,932,663	2,480,289

Shares subject to outstanding restricted stock and restricted stock unit awards	67,000	67,000

Shares available for new award grants	534,089	890,908

As of December 31, 2016, a total of 2,999,663 shares of the Company’s common stock were subject to all outstanding awards granted under the 2007 Plan, as well as the Company’s prior stock incentive plans and stock awards that were not granted under any plan. Of these shares, 67,000 shares were then subject to outstanding restricted stock and restricted stock unit awards and 2,932,663 shares were then subject to outstanding stock options having a weighted average strike price of $4.31 per share with a remaining term of 7.4 years.

As of March 31, 2017, a total of 2,547,289 shares of the Company’s common stock were subject to all outstanding awards granted under the 2007 Plan, as well as the Company’s prior stock incentive plans and stock awards that were not granted under any plan. Of these shares, 67,000 shares were then subject to outstanding restricted stock and restricted stock unit awards and 2,480,289 shares were then subject to outstanding stock options having a weighted average strike price of $2.69 per share with a remaining term of 8.0 years.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years is 18,472,399 shares issued and outstanding in 2014; 21,813,228 shares issued and outstanding in 2015; and 25,956,751 shares issued and outstanding in 2016. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2016 and March 31, 2017 was 31,227,815 shares and 55,466,492 shares, respectively.

The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2007 Plan over the last two fiscal years and to date as of March 31, 2017 are as follows:

●

927,750 shares in 2015 (which was 4.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2015), of which 839,250 shares were subject to stock option awards and 88,500 shares were subject to restricted stock and restricted stock unit awards;

●

846,283 shares in 2016 (which was 3.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2016), of which 846,283 shares were subject to stock option awards and 112,000 shares were subject to restricted stock and restricted stock unit awards; and

●	No stock option awards or stock grants were awarded during 2017 as of March 31, 2017.

The Compensation Committee anticipates that the aggregate share limit of 9,639,444 shares requested for the 2007 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards will provide the Company with flexibility to continue to grant equity awards under the 2007 Plan through approximately the end of 2017. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of April 3, 2017 was $0.305 per share.

Equity Compensation Plan Information as of December 31, 2016

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c )
Equity compensation plans approved by security holders	2,904,108	(1)	$4.05	534,089	(2)
Equity compensation plans not approved by security holders	95,555	(3)	10.89	—
Total	2,999,663		$4.27	534,089

(1)	Includes both vested and unvested options to purchase common stock under the 2001 Plan, the 2004 Plan and the 2007 Plan. These options have a weighted average remaining term of 7.2 years.

(2)

Represents shares available for award grant purposes under the 2007 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

(3)

Includes the grant of an option to purchase 95,555 shares of our common stock to Mr. Tardugno on January 3, 2007.  The option was approved by our Board of Directors as an inducement to Mr. Tardugno to join the Company and was not approved by stockholders.  The option vested over the four-year period following the grant date and has a per-share exercise price of $10.89 and a maximum term of ten years. These options expired on January 3, 2017.

The Board believes that the adoption of the proposed amendments to the 2007 Plan will promote the interests of the Company and its stockholders and will help the Company continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of our executive officers are eligible for awards under the 2007 Plan and thus have a personal interest in the approval of the 2007 Plan proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CELSION CORPORATION 2007 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

 PROPOSAL NO. 5:

APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN A CERTAIN OFFERING

Overview

Our common stock is currently listed on The NASDAQ Capital Market and we are subject to the marketplace rules of The NASDAQ Stock Market LLC. NASDAQ Listing Rule 5635(d) (“Rule 5635(d)”) requires us to obtain stockholder approval prior to the issuance of our common stock in connection with an offering involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such an offering will be considered shares issued in such a transaction in determining whether the 20% limit has been reached.

The Company will seek to raise additional capital to implement our business strategy and enhance our overall capitalization. Nonetheless, we have yet to determine the particular terms for such an offering. However, because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now of a financing transaction, as described more fully in the following paragraph, so that we will be able to move quickly to take full advantage of opportunities that may develop in the equity markets.

Among the opportunities that may arise in the next three months is a private or registered offering of up to 110,000,000 shares of the Company’s common stock for gross proceeds of up to $25,000,000 with a maximum 25% effective discount to the market price of the Company’s underlying common stock at the time of issuance to continue funding development of (i) the OPTIMA Study, our ongoing Phase III clinical trial of ThermoDox® in patients with primary liver cancer, through completion of enrollment and depending upon the overall efficacy of the treatments provided in and subsequent to the trial, the first preplanned efficacy assessment, (ii) the EURO-Dignity Study, our Phase II clinical trial of ThermoDox® in patients with recurrent chest wall breast cancer, through the first futility analysis depending on patient enrollment and (iii) the OVATION Study, our ongoing Phase I clinical trial of GEN-1 in patients with advanced ovarian cancer, through completion of enrollment and final clinical and translational research data, and for general corporate purposes, including research and development activities, capital expenditures and working capital (the “Potential Offering”). The number of shares for the Potential Offering disclosed in this paragraph is pre-Reverse Split (defined in Proposal No. 3 of this Proxy Statement) numbers. On a proportional basis after taking into account the pre-Reverse Split, the Company expects to have a sufficient number of authorized shares for issuance in connection with the Potential Offering. The Potential Offering may have such other terms as the board of directors shall deem to be in the best interests of the Company and its shareholders, not inconsistent with the foregoing. The Company has not yet identified the investors or arrived at any specific terms or conditions for the Potential Offering and is not able to identify any potential new controlling stockholder that may result from the Potential Offering.

Although there will be no initial effect on the holdings of current stockholders from prior approval of the Potential Offering, the issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offering, including the Potential Offering, would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. Under the Company’s current certificate of incorporation and bylaws, stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of additional shares of common stock in any offering, including the Potential Offering, could also have an effect on stockholders’ voting power. NASDAQ Listing Rule 5635(b) (“Rule 5635(b)”) requires us to obtain stockholder approval prior to an issuance with respect to shares of common stock, or securities convertible into common stock, which could result in a subsequent change of control of the issuer. Generally, NASDAQ interpretations provide that the acquisition of 20% of the shares of an issuer by one person may be considered a change of control of such issuer. Accordingly, in the event that the issuance of additional shares of common stock in the Potential Offering triggers the requirements of Rule 5635(b), we are seeking stockholder approval now, to ensure efficiency in the future.

The Board of Directors has not yet determined the terms and conditions of any offering including the Potential Offering. As a result, the level of potential dilution cannot be determined at this time. It is possible that if we conduct a stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This could concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of any offering including the Potential Offering will be until they are completed. If all or part of any offering, including the Potential Offering, is completed, we anticipate that the net proceeds will be used to continue funding development of OPTIMA, our ongoing Phase III clinical trial of ThermoDox® in patients with primary liver cancer and OVATION, our ongoing Phase I clinical trial of GEN-1 in patients with advanced ovarian cancer and for general corporate purposes, including research and development activities, capital expenditures and working capital. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offering, including the Potential Offering. In the event that we do seek to raise additional capital through the Potential Offering, we are seeking stockholder approval now so we can effectively comply with rules Rule 5635(d) and 5635(b) in the future. If approval of this Proposal 5 is obtained, we do not plan to seek any additional approval of the Company’s stockholders with respect to the Potential Offering.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN THE POTENTIAL OFFERING.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2018 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants the Company to include a proposal in the Company's proxy statement for presentation at our 2018 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than December 4, 2017. Such proposals should be directed to Celsion Corporation, 997 Lenox Drive, Lawrenceville, NJ 08648, Attention: Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2018 Annual Meeting of Stockholders by submitting the nomination or proposal to the Company, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the 2018 Annual Meeting of Stockholders; provided, however, in the event that the date of the 2018 Annual Meeting of Stockholders is more than thirty calendar days before or more than thirty calendar days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. The nomination or proposal must be delivered to the Company's executive offices at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary no earlier than February 15, 2018 and no later than March 17, 2018. Any stockholder considering submitting a nominee or proposal for action at our 2018 Annual Meeting of Stockholders is directed to the Company's Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company's Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov , from which interested persons can electronically access the Company’s SEC filings.

The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. The Company is incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A and further information concerning the transactions described in Proposals 3, 4 and 5:

●

Sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 24, 2017: “Part II. Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 8—Financial Statements and Supplementary Data,” “Part II. Item 7A—Quantitative and Qualitative Disclosure about Market Risk” and “Part II. Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

April 4, 2017	By Order of the Board of Directors

/s/ Jeffrey W. Church
Jeffrey W. Church Corporate Secretary

 APPENDIX A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

CELSION CORPORATION

Celsion Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST:  The name of the Corporation is Celsion Corporation.

SECOND:  The original Certificate of Incorporation of the Corporation (formerly known as Celsion (Delaware) Corporation) was filed with the Secretary of State of the State of Delaware on May 17, 2000, a Certificate of Ownership and Merger was thereafter filed with the Secretary of State of the State of Delaware on August 17, 2000, and certificates of Amendment of Certificate of Incorporation were thereafter filed with the Secretary of State of the State of Delaware on June 5, 2001, November 8, 2002, May 25, 2004, February 27, 2006 and July 1, 2009, October 28, 2013 and June 15, 2016, respectively (the “Certificate of Incorporation”).  A Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on February 25, 2013.

THIRD:  The amendments to the Certificate of Incorporation below have been duly adopted by the board of directors of the Corporation and the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon at the 2017 annual meeting of stockholders of the Corporation held on May 16, 2017 pursuant to Sections 141 and 242 of the DGCL.

FOURTH:  The Certificate of Incorporation is hereby amended by deleting the text of the first paragraph of Article Fourth thereof and substituting the following two paragraphs therefor.

“Effective upon the filing of the Certificate of Amendment to Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Date”), each eight (8) up through fourteen (14) shares of Common Stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Date (the “Old Shares”) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (as defined below) (the “Reverse Stock Split”).  No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the Company’s common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Date.  Each stock certificate representing the Old Shares immediately prior to the Effective Date shall thereafter represent that number of whole shares of Common Stock outstanding after the Effective Date into which the Old Shares represented by such certificate shall have been combined.  Each holder of record of a stock certificate or certificates representing the Old Shares shall receive, upon surrender of such certificate or certificates, a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates representing the number of whole shares of Common Stock to which such holder is entitled pursuant to the Reverse Stock Split.  The shares of Common Stock issued in connection with the Reverse Stock Split shall have the same rights, preferences and privileges as the Old Shares.

Immediately after the effectiveness of the Reverse Stock Split, the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be One Hundred Twelve Million Six Hundred Thousand (112,600,000) shares, consisting of (i) One Hundred Twelve Million Five Hundred Thousand (112,500,000) shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) One Hundred Thousand (100,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

IN WITNESS WHEREOF, Celsion Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this __ day of ____________.

Name: Michael H. Tardugno Title: Chairman, President and Chief Executive Officer

   APPENDIX B

CELSION CORPORATION
2007 STOCK INCENTIVE PLAN

Effective: ____________, 2017

Amended: _________, 2017

CELSION CORPORATION
2007 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Celsion Corporation, a Delaware corporation (the Company), hereby establishes the Celsion Corporation 2007 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the "Company" by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2.	Definitions

        Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)    "Affiliate"   shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly not less than fifty percent (50%) of such entity.

(b)    "Awards"   shall mean Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock, and Performance Awards, and any combination of the foregoing.

(c)    "Board"   shall mean the Board of Directors of the Company.

(d)    "Change in Control"   shall mean:

(i)    The consummation of an amalgamation, merger or consolidation of the Company with or into another entity or any other corporate reorganization of the Company, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such amalgamation, merger, consolidation or other reorganization (or, if applicable, more than fifty percent (50%) of the combined voting power of the ultimate parent company that directly or indirectly has beneficial ownership of the securities of such continuing or surviving entity) is not owned directly or indirectly by persons who were holders of the Company's then-outstanding voting securities immediately prior to such amalgamation, merger, consolidation or other reorganization;

(ii)   The sale, transfer or other disposition of all or substantially all of the Company's assets to an entity that is not a Parent, a Subsidiary or an Affiliate of the Company;

(iii)  Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company's then-outstanding voting securities. For purposes of this subsection, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) any Parent, Subsidiary or Affiliate of the Company, (B) any employee benefit plan (or related trust) sponsored or maintained by the Company, a Parent, or any Subsidiary or Affiliate, and (C) any underwriter temporarily holding securities pursuant to an offering of such securities; or

(iv)  A change in the composition of the Board over a period of twenty four (24) consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose election, or nomination for election by the Company's Stockholders, was approved by a vote of at least a majority of the directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(e)    "Code"   shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(f)     "Committee"   shall mean the Board or a committee of the Board appointed pursuant to Section 3 of the Plan to administer the Plan.

(g)    "Committee Delegate"   shall mean the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(c).

(h)    "Covered Employee"   shall mean an employee of the Company or any Parent, Subsidiary or Affiliate who is subject to Code Section 162(m).

(i)     "Exchange Act"   shall mean the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

(j)     "Fair Market Value"   of the Stock for any purpose on a particular date shall mean:

(i)     if the Stock is traded on a public securities exchange or a national automated quotation system, the closing price for Stock on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee; or

(ii)    if the Stock is not traded on a public securities exchange or a national quotation system on such date, the price determined in a manner such as the Committee shall in good faith determine to be appropriate.

(k)    "Grant Agreement"   shall mean a written agreement between the Company and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(l)     "Grant Date"   shall mean the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(m)   "Incentive Stock Options"   shall mean Stock options that meet the requirements of Code Section 422.

(n)    "Nonqualified Stock Options"   shall mean Stock options that do not meet the requirements of Code Section 422.

(o)    "Parent"   shall mean a company, whether now or hereafter existing, within the meaning of the definition of "parent company" provided in Section 424(e) of the Code, or any successor thereto of similar import.

(p)    "Participant"   shall mean a director, officer, employee or consultant of the Company, or any Parent, Subsidiary or Affiliate, who is granted an Award under the Plan.

(q)    "Performance Award"   shall mean an Award under Section 10 hereof.

(r)    "Performance Measure"   shall mean one or more of the following criteria selected by the Committee to measure performance of the Company or any Parent, Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income; net income (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, if so determined by the Committee and, in the case of a Performance Award to a Covered Employee, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

(s)    "Performance Period"   means a period of not less than three months nor more than ten years over which the achievement of targets for Performance Measures is determined.

(t)    " Phantom Stock"   shall mean Awards under Section 9.

(u)    "Restricted Stock" and "Restricted Stock Units"   shall mean Awards under Section 7.

(v)    "Rule 16b-3"   shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(w)   "Securities Act"   shall mean the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

(x)    "Stock"   shall mean common stock of the Company, par value $0.01 per share.

(y)    "Stock Appreciation Rights"   shall mean Awards under Section 8.

(z)    "Subsidiary" and "Subsidiaries"   shall mean only a company or companies, whether now or hereafter existing, within the meaning of the definition of "subsidiary company" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a)     Procedure.     The Plan shall be administered by the Board. In the alternative, the Board may delegate authority to a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Such Committee shall consist of not less than two (2) members of the Board each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import, and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

Members of the Board or Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)     Secondary Committees and Sub-Plans.     The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Board hereunder are delegated (each of which shall be regarded as a "Committee" under the Plan with respect to such duties and powers), or delegate all of its duties and powers hereunder to a single Committee. Additionally, if permitted by applicable law, the Board or Committee may delegate any or all of its duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may designate and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate schemes, for the purpose of establishing schemes which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

(c)     Powers of the Committee.     The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i)    determine the Participants to whom, and the time or times at which, Awards shall be granted,

(ii)   determine the types of Awards to be granted,

(iii)  determine the number of shares of Stock and/or amount of cash to be covered by or used for reference purposes for each Award,

(iv)  impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a grantee's termination of employment or service with the Company or any Parent, Subsidiary or Affiliate during which the Award shall remain exercisable,

(v)   modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards (subject to the no-repricing provision below),

(vi) accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award,

(vii)  establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period, and

(viii)  permit the deferral of, or require a Participant to defer such Participant's receipt of, the delivery of Stock and/or cash under an Award that would otherwise be due to such Participant and establish rules and procedures for such payment deferrals, provided the requirements of Code Section 409A are met with respect to any such deferral.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 13 or a repricing approved by stockholders, in no case may the Committee (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the Award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other Awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original Award.

(d)     Limited Liability.     To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)     Indemnification.     The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation, as a matter of law, or otherwise.

(f)     Effect of Committee's Decision.     All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's or Committee Delegate's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

(g)     Apprising the Board.     The Committee will inform the Board regarding its activities under the Plan not less frequently than at each scheduled Board meeting and at such other times as the Board may request.

4.	Stock Available Under the Plan; Maximum Awards

(a)     Stock Available Under the Plan.   Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased or used for reference purposes (with respect to Stock Appreciation Rights, or Phantom Stock) with respect to Awards granted under the Plan, including with respect to Incentive Stock Options, shall not exceed an aggregate of nine million six hundred thirty nine thousand, four hundred forty-four (9,639,444) shares of Stock. Stock available under the Plan may be, in any combination, authorized but unissued Stock, treasury Stock and Stock that is repurchased, in the market, and canceled by the Company.

The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Shares, without vesting) of Stock, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. Notwithstanding the foregoing, if a Stock option or Stock Appreciation Right is settled by the delivery of a net number of shares of Stock, the full number of shares underlying such Stock option or Stock Appreciation Right will not be available for subsequent awards under the Plan. Shares repurchased on the open market with the proceeds of an exercise price will not again be made available for issuance under the Plan. In addition, (i) shares withheld by the Company to satisfy the tax obligations related to an Award granted under the Plan will again be available for grants of Awards under the Plan, (ii) to the extent an Award is paid or settled in cash, the number of shares with respect to which such payment or settlement is made will again be available for grants of Awards under the Plan and (iii) shares underlying Awards that can only be settled in cash will not be counted against the aggregate number of shares of Stock available for Awards under the Plan.

(b)     Maximum Awards to Covered Employees.     The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any one Covered Employee (including, for purposes of clarity, the aggregate number of shares of Stock subject to Stock options and Stock Appreciation Rights granted during any calendar year to any Covered Employee) shall be limited to three hundred fifty thousand (350,000) shares, not subject to adjustments as provided in Section 13. To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

5.	Participation

Participation in the Plan shall be open to all directors, officers, employees and consultants of the Company, or of any Parent, Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company.

Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Nonqualified Stock Options and/or Incentive Stock Options. The stock option Awards granted shall be subject to the following terms and conditions.

(a)     Grant of Option.     The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Company and the grantee, stating the number of shares of Stock subject to the stock option evidenced thereby, the exercise price and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

(b)     Exercise Price.     The price per share payable upon the exercise of each stock option shall be determined by the Committee, but shall not be less than the Fair Market Value of the shares on the Grant Date, unless the stock option complies with Section 409A of the Code.

(c)     Payment.     Stock options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by grantee for at least six (6) months, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of stock options shall be determined as of the date of exercise.

If the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d)     Term of Options.     The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten years from the date it is granted. Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

(e)     Restrictions on Incentive Stock Options.     Incentive Stock Option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i)     Grant Date.     An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan's adoption by the Board of Directors or approval by the Company's stockholders.

(ii)     Exercise Price and Term.     The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Parent or Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

(iii)     Maximum Grant.     The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or any other plan of the Company and its Parent and Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

(iv)     Grantee.     Incentive Stock Options shall only be issued to employees of the Company or of a Parent, Subsidiary or Affiliate of the Company.

(v)     Designation.     No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(vi)     Stockholder Approval.     No stock option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f)     Other Terms and Conditions.     Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a)     In General.     Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for removal of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b)     Vesting Conditions and Other Restrictions.     Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any vesting or other restriction applicable to any Restricted Stock or Restricted Stock Units awarded to any grantee under the Plan.

(c)     Stock Issuance and Stockholder Rights.

(i)    Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the grantee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the grantee shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

(ii)   Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The grantee will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, which payments may, in the Committee's discretion, either be made currently or credited to an account for the Participant, and may be settled in cash or Stock, all as determined by the Committee. Unless otherwise determined by the Committee with respect to a particular Award, each outstanding Restricted Stock Unit shall accrue such dividend equivalents, deferred as equivalent amounts of additional Restricted Stock Units, which amounts will be paid only when and if the Restricted Stock Unit (on which such dividend equivalents were accrued) vests and becomes payable. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend equivalents shall be forfeited.

(i)    Certain Dividend and Dividend Equivalent Rights. Notwithstanding the foregoing provisions of this Section 7, any dividends and/or dividend equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of a Restricted Stock Unit Award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

8.	Stock Appreciation Rights

(a)     Award of Stock Appreciation Rights.     Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights ("SARs") to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Company and the grantee, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a stockholder with respect to any Stock represented by a SAR.

(b)     Restrictions of Tandem SARs.     No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c)     Amount of Payment upon Exercise of SARs.     A SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose). The base price per share under a SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date, unless the SAR complies with Section 409A of the Code.

(d)     Form of Payment upon Exercise of SARs.     Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in Stock, the number of shares of Stock shall be determined by dividing such portion by the Fair Market Value of a share of Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

9.	Phantom Stock

The grant of Phantom Stock shall be evidenced by a Grant Agreement, executed by the Company and the grantee, that incorporates the terms of the Plan and states the number of shares of Phantom Stock evidenced thereby and the terms and conditions of such Phantom Stock in such form as the Committee may from time to time determine. Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. Each share of Phantom Stock shall represent the value of one share of Stock. Phantom Stock shall become payable in whole or in part in such form, at such time or times and pursuant to such conditions in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a stockholder with respect to any shares represented by Phantom Stock as a result of the grant of Phantom Stock to the grantee. Phantom Stock may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine desirable or appropriate from time to time.

10.	Performance Awards

(a)     In General.     The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b)     Covered Employee Targets.     After the Company is subject to Code Section 162(m), in connection with any Performance Awards granted to a Covered Employee, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards with respect to Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in interpreting the Plan shall be guided by such provisions.

11.	Withholding and Reporting of Taxes

The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for shares of Stock issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement, that the grantee pay to the Company, in cash or, if approved by the Company, in Stock, including Stock acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to any taxable event under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to the grant, vesting, exercise or payment of or under any Award under the Plan or a Grant Agreement, or to retain or sell a sufficient number of the shares of Stock to be issued to such grantee to cover any such taxes. The Company or any Parent, Subsidiary or Affiliate shall comply with any applicable tax reporting requirements of any jurisdiction imposed on it by law with respect to the granting, vesting, exercise and/or payment of Awards.

12.	Transferability

No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative. Notwithstanding the foregoing, an Award other than an Incentive Stock Option may, in the Committee's sole discretion, be transferable by gift or domestic relations order to (i) the grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, "Family Members"), (ii) a company, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the grantee and/or Family Members, or (iii) a trust in which the Grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13.	Adjustments; Business Combinations

(a)     Adjustments.     In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the Committee shall equitably and proportionately adjust (i) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits set forth in Section 4 of the Plan), (ii) the number, amount and type of shares of Stock (or other securities or property) subject to any outstanding Awards, (iii) the grant, purchase, or exercise price of any outstanding Awards, and/or (iv) the performance standards applicable to any then-outstanding Performance Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

(b)     Change in Control.     In the event of any proposed Change in Control under Section 2(d)(i), (ii) or (iii), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Awards, which action may include, without limitation, any one or more of the following, provided such action is in compliance with Code Section 409A if applicable: (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change in Control; (ii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

(c)     Dissolution and Liquidation.     In the event the Company dissolves and liquidates (other than pursuant to a plan of amalgamation, merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award, provided such action is in compliance with Code Section 409A if applicable: (i) each grantee shall have the right to exercise his stock option, Stock Appreciation Right, or Phantom Stock or to require delivery of Stock certificates, and/or registration of the Stock, representing any such Restricted Stock or Restricted Stock Unit Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any stock option, Stock Appreciation Right or Phantom Stock not so exercised, canceled or surrendered shall terminate on the last day for exercise prior to such effective date; and any Restricted Stock or Restricted Stock Units as to which there has not been such delivery of Stock certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date. The Committee shall give to each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Company and the grantee's rights with respect to his outstanding Award.

(d)     Other Adjustments.     The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14.	Termination and Amendment

(a)     Amendment or Termination by the Board.     The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

(b)     Amendments by the Committee.     The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Sections 3(c) and (d) (subject to the no-repricing provision therein) and to the extent that the Committee would have had the authority to make such Award as so amended.

(c)     Approval of Grantees.     No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the grantee. Further, no amendment to the Plan or an Award shall be made which would cause any Award to fail to either comply with or meet an exception from Code Section 409A.

15.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Parent, Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Parent, Subsidiary or Affiliate to terminate an employee at any time.

16.	Termination of Employment

For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company's Parent, Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

17.	Written Agreement

Each Grant Agreement entered into between the Company and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.	Non-Uniform Determinations

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.	Listing and Registration

If the Company determines that the listing, registration or qualification upon any securities exchange or upon any listing or quotation system established by the National Association of Securities Dealers, Inc. or under any law of Stock subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Stock thereunder, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

21.	Compliance with Securities Law

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any Stock certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Company may also require that a grantee submit other written representations that will permit the Company to comply with applicable federal and state securities laws in connection with the issuance of the Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Company may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

23.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Parent, Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of stock options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Phantom Stock Units otherwise than under the Plan.

24.	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Parent, Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to amalgamate, merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Parent, Subsidiary or Affiliate as a result of such action.

25.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Maryland. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or local courts of the State of Maryland, to resolve any and all issues that may arise out of or relate to the Plan or any related Grant Agreement. The Awards under the Plan are intended to either comply with or meet an exception from Code Section 409A and shall be so interpreted.

26.	Plan Subject to Charter and Bylaws

This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

27.	Effective Date; Termination Date

The Plan is effective as of the date on which the Plan is approved by the stockholders of the Company. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10 th ) anniversary of the effective date of the Plan (subject to any extension of the Plan term that may be approved by stockholders). Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Initially Approved by the Board: March 12, 2007

Date Initially Approved by the Stockholders: June 13, 2007

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15th, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15th, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Dr. Augustine Chow 02 Mr. Frederick J. Fritz

02 0000000000

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000323645_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K and Notice and Proxy Statement is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION

The undersigned stockholder of Celsion Corporation (the "Company") hereby appoints Michael H. Tardugno and Jeffrey W. Church, and each of them, as proxies, with full power of substitution in each of them, for and in the name of the undersigned, to represent the undersigned and vote, as designated below, all shares of the common stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on Tuesday, May 16, 2017 at The Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, NJ 08540, or at any adjournment or postponement thereof. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting and acknowledges receipt of Notice of the Annual Meeting and the Proxy Statement in connection therewith (the terms of each of which are incorporated by reference herein).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3, "FOR" PROPOSAL NO. 4, "FOR" PROPOSAL NO. 5 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO MAIL BACK THIS PROXY.

Continued and to be signed on reverse side

0000323645_2 R1.0.1.15